UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12
AMERANT BANCORP INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Amerant Bancorp Inc. 2024 Proxy Statement

AMERANT BANK Imagine tomorrow.

AMERANT BANCORP INC. 220 Alhambra Circle Coral Gables, FL 33134

Notice of Annual Meeting of Shareholders to be held on May 8, 2024

To the Shareholders of Amerant Bancorp Inc.:

Notice is hereby given that the annual meeting (“Annual Meeting”) of the shareholders of Amerant Bancorp Inc. (“Amerant”, “the “Company,” “we,” “us” or “our”) will be held on May 8, 2024, at 8:00 a.m., Eastern Time in a virtual meeting format only. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit questions. Please visit www.proxydocs.com/AMTB for more details.

There is no physical location for the Annual Meeting and you will not be able to attend the Annual Meeting physically in- person. The Annual Meeting will begin promptly at 8:00 a.m., Eastern Time. Registration to attend the Annual Meeting is required online at www.proxydocs.com/AMTB.

A recording of the Annual Meeting, including any questions asked and answers given, will be available for a period of 12 months following the Annual Meeting at www.proxydocs.com/AMTB. Please refer to the “Questions and Answers about the Proxy Materials and the Annual Meeting” section of this Proxy Statement for more details on how to attend the Annual Meeting.

The Annual Meeting is for the following purposes:

1.	to elect directors to serve until the 2025 annual meeting of shareholders;

2.	to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers— Say-on-Pay;

3.	to ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024; and

4.	to transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on March 14, 2024, are entitled to notice of and to vote at the Annual Meeting. We are taking advantage of the Securities and Exchange Commission rules allowing us to furnish proxy materials to shareholders on the Internet. We believe that these rules provide you with proxy materials more quickly and reduce the environmental impact of our Annual Meeting. Accordingly, we are mailing to shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review our Notice and Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2023.

It is important that your shares be represented and voted at the meeting. You have the following options for voting your shares:

(i) vote via the internet;

(ii) vote via the telephone;

(iii) complete and return the proxy card sent to you; or

(iv) vote electronically during the virtual meeting.

If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting these materials in the proxy statement.

By Order of the Board of Directors

Gerald P. Plush Chairman and Chief Executive Officer

March 29, 2024

i

ii

Proxy Statement Summary

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Amerant Bancorp Inc. (“Amerant,” the “Company,” “we,” or “us”) of proxies to be voted at the 2024 annual meeting of shareholders of the Company or any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held virtually over the Internet on Wednesday, May 8, 2024 at 8:00 a.m. Eastern Time.

These proxy solicitation materials and our Annual Report to shareholders for the year ended December 31, 2023, including related financial statements, were first made available to our shareholders entitled to notice of and to vote at the Annual Meeting on or about March 29, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 8, 2024 — our Annual Report to Shareholders, this proxy statement and the related proxy card are available at www.proxydocs.com/AMTB. The content on any website referred to in this proxy statement is not incorporated by reference into this proxy statement unless expressly noted.

This proxy statement summary highlights important information contained elsewhere in the proxy statement. Since it does not contain all the information you should consider before voting your shares, please read the entire proxy statement carefully before voting.

Annual Meeting Information
	DATE AND TIME: May 8, 2024 at 8:00 a.m. EDT	LOCATION: Virtual. Visit www.proxydocs.com/AMTB to register	RECORD DATE: March 14, 2024	PROXY MAIL DATE: On or about March 29, 2024

How to Vote	BY INTERNET: Visit the website listed on your proxy card	BY PHONE: Call the telephone number on your proxy card	BY MAIL: Sign, date and return your proxy card in the enclosed envelope	AT THE ANNUAL MEETING: Vote electronically at the virtual Annual Meeting

Voting matters

Shareholders will be asked to vote on the following matters:

Item		Board Recommendation

1.	To elect directors to serve until the 2025 annual meeting of shareholders.	FOR

2.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers—Say-on-Pay.	FOR

3.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.	FOR

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.	—

Proxy Statement Summary

Board Structure and Governance Highlights

Director Independence

✓  8 out of 10 director nominees are independent

✓  Lead independent director

✓  Audit, Governance and Compensation Committees comprised of 100% independent directors

✓  Periodic executive sessions of the independent directors

Board and Committee oversight

✓  Board oversight over corporate strategy

✓  Board and board committee oversight of enterprise risk management framework, cybersecurity, human capital management

✓  Board committee oversight of sustainability program, goals and initiatives

Evaluation	✓ Annual board and board committee self-evaluations ✓ Evaluations of individual directors

Diversity

✓  40% of our director nominees are female.

✓  40% of our director nominees are racially or ethnically diverse

✓  Our Lead Independent Director and the chairs of two of our committees are female

✓  The search for new directors emphasizes the consideration of candidates with diverse backgrounds, including race, ethnicity, gender, education, skills and experience

Board practices

✓  Directors may not serve on more than 3 other public company boards

✓  Annual Board and Committee evaluations

✓  No mandatory retirement age, but directors that reached 75 years of age, must tender resignation for the Board to accept or reject

Compensation Policies

✓  Stock ownership guidelines for directors and senior executives

✓  Prohibition on hedging of Company Securities

✓  Change in control and equity award agreements require dual-trigger events

✓  Maintain a clawback policy for executive officers

Shareholder rights

✓  Annual director elections

✓  Majority voting for directors in uncontested director elections

✓  Annual say on pay vote

✓  Shareholder outreach with director availability if requested

✓  Shareholder right to call special meetings

✓  Standard proxy access right

Proxy Statement Summary

Director nominees

The following table shows information as of the Record Date for each director nominee. Our bylaws require each director nominee to be elected by the majority of the votes cast for the election of directors at a meeting of shareholders. Any nominee who does not receive a majority of votes cast “for” his or her election shall promptly tender his or her resignation following the failure to receive the required vote.

Director Nominee	Principal Occupation	Ind.*	Other U.S. Listed Company Boards	Board Committees
				AC	CHCC	CGNSC	RC
Gerald P. Plush Age: 65 Director since: 2019	Chairman, President, and Chief Executive Officer of Amerant Bancorp	CH	0
Pamela J. Dana Age: 61 Director since: 2007	Senior Advisor at the Institute for Human & Machine Cognition	LID	0		●	(C)
Miguel A. Capriles L. Age: 60 Director since: 2003	Chairman and Senior Partner of Prime Portugal.	I	0			●	●
Samantha Holroyd Age: 55 Director since: 2022	Independent Advisor to Oil and Gas Industry	I	1			●	●
Erin D. Knight Age: 47 Director since: 2022	President of Monument Capital Management	I	0	●		●
Gustavo Marturet M. Age: 58 Director since: 2015	Owner and CEO of Martuga Corporation	I	0	●	●
John W. Quill Age: 70 Director since: 2019	Consultant to the International Monetary Fund (“IMF”)	I	0	●			(C)
Ashaki Rucker Age: 52 Director since: 2023	Senior Vice President, Human Resources for NBCUniversal Telemundo Enterprises & Latin America	I	0		(C)		●
Oscar Suarez Age: 63 Director since: 2022	Former Partner, Ernst & Young (EY)	I	0	(C)	●
Millar Wilson Age: 71 Director since: 1987	Former Chief Executive Officer, Amerant Bancorp	**	0				●

Proxy Statement Summary

CH = Chairperson of the Board

LID = Lead Independent

Director I = Independent

(C) = Committee Chair

AC = Audit Committee

CHCC = Compensation and Human Capital Committee

CGNSC = Corporate Governance, Nominating & Sustainability Committee

RC = Risk Committee

● = Member

*	In accordance with the listing standards of the NYSE and the applicable rules of the Securities and Exchange Commission.
**	Mr. Wilson ceased to be an executive officer of the Company in March 2021 and consequently is not independent under the listing standards of the NYSE.

Board Diversity*

Age	Tenure

Gender	Ethnicity

* Based on non-employee nominee directors

Proposal 1 — Election of Directors

Directors and Nominees

The Board of Director currently consists of eleven members, ten of whom are non-employee directors. John Quelch, who has been a Director since April 2022, will not stand for reelection and as a result Mr. Quelch’s term as director of the Company will end immediately before the Annual Meeting. Upon the expiration of Mr. Quelch’s term immediately before the Annual Meeting, the size of the Board will be contracted from eleven to ten members.

As of the date of this proxy statement, the Board has determined that ten directors is an appropriate size for the Board and, accordingly, the Board has nominated, upon the recommendation of the Corporate Governance, Nominating and Sustainability Committee, the ten persons identified below, who are currently directors, to serve as directors and to hold office until the next annual meeting or until their successors shall be duly elected and qualified.

The names of, and certain information with respect to, the nominees of the Board for election as directors are set forth below. If, for any reason, any nominee should become unable or unwilling to serve as a director, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the persons named in the proxy card may exercise their discretion to vote your shares for the substitute nominee.

The Board has determined that Mmes. Dana, Holroyd, Knight and Rucker and Messrs. Capriles L., Marturet M., Quill, and Suarez, qualify as independent directors in accordance with the applicable independence requirements of the New York Stock Exchange (the “NYSE”). The NYSE independence requirements includes a series of objective tests, including that the director is not an employee or former executive of the Company and has not engaged in various types of business dealings with us. In addition, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

As disclosed in the Related Party Transactions section of this Proxy Statement, Mr. Marturet’s brother-in-law is a salaried employee of ours and his total compensation is in excess of $120,000, however, Mr. Marturet’s brother-in- law is not an executive officer of the Company and, in addition, his compensation was established by us in accordance with our compensation practices, generally, and applicable to employees in similar positions with comparable qualifications, tenure, and responsibilities and without the involvement of Mr. Marturet M., therefore, Mr. Marturet’s independence is not affected by the NYSE Listed Company Manual rules 303A.02(b)(i) and 303A.02(b)(ii).

The Board believes that the director nominees as a whole will provide the diversity of background, experience, expertise and skills necessary for a well-functioning Board and that there are sufficient independent directors to staff the independent committees of the Board and provide independent oversight. The Board values highly the ability of individual directors to contribute to a constructive Board environment and the Board believes that the current director nominees, collectively, perform in such a manner. We have a mix of age and new and longer tenured directors to help ensure fresh perspectives as well as continuity and experience. Set forth below is a more complete description of each director’s background, professional experience, qualifications, and skills.

Proposal 1 — Election of Directors

The following chart reflects the various skills, experience and self-identified background of the ten director nominees. Each director also contributes other important qualifications, expertise, experience, viewpoints, and personal attributes to the Board that are not reflected in the chart below.

	Plush	Dana	Capriles L.	Holroyd	Knight	Marturet M.	Quill	Rucker	Suarez	Wilson	Total /Average
Skills & Experience
Audit & Accounting	•	•	•	•	•	•	•		•	•	9/10
Risk Management & Oversight	•		•	•	•	•	•		•	•	8/10
Financial Services & Banking	•		•	•	•	•	•	•		•	8/10
Capital Markets	•		•	•			•		•	•	6/10
Business Development & Marketing	•	•	•	•	•	•			•		7/10
Human Capital Management	•	•			•			•		•	5/10
Executive Compensation	•	•	•		•	•		•		•	7/10
Corporate Governance	•	•	•	•	•	•	•	•	•	•	10/10
ESG	•	•	•	•				•	•		6/10
Technology & Digital Transformation	•		•						•	•	4/10
Cybersecurity	•										1/10
Self-identified Background
Gender
Male	•		•			•	•		•	•	60%
Female		•		•	•			•			40%
Demographic background
African American or Black								•			10%
Hispanic or Latino			•			•			•		30%
White or Caucasian	•	•		•	•		•			•	60%

Information About Director Nominees

The Board has nominated the individuals listed below to be elected directors of the Company at the Annual Meeting. Each of the Company’s current directors also serves as a director of the Company’s wholly-owned bank subsidiary, Amerant Bank, N.A. (the “Bank”). In connection with his or her election to the Company’s Board, these nominees will also be elected to the board of the Bank.

The following sets forth self-reported biographical information the Company has obtained from the director nominees, including each director’s age on the date of this Proxy Statement, employment and business experience, current director positions, the year in which the nominee became a director of the Company, and other information. The following also sets forth the director’s particular qualifications, experience, skills or expertise that, when considered in the aggregate, led the Corporate Governance, Nominating and Sustainability Committee to recommend that person as a nominee to serve as a director of the Company.

Proposal 1 — Election of Directors

Gerald P. Plush, 65

Chairman, President and

Chief Executive Officer

Director Since: 2019

AMTB Committees:

¾ None

Other U.S.-Listed Company Directorships:

¾ Current: None

¾ Former: Santander

   Consumer USA
(NYSE – SC),

   Webster Bank
(NYSE – WBS)

KEY EXPERIENCE AND QUALIFICATIONS

¾   Highly experienced and successful senior executive, with over 36 years of c-suite level leadership experience in the banking and financial services industry, having served in previous prominent business and operations roles in other financial institutions.

CAREER HIGHLIGHTS

¾   Serves as the Company’s Chairman, President, and CEO since June 8, 2022, having served previously as Vice-Chairman, President & CEO since July 1st, 2021, and previously as Vice- Chairman & CEO since March 20, 2021

¾   Partner at Patriot Financial Partners, a private equity firm where he sourced new investment opportunities and represented Patriot on the board of directors of banks, finance and fintech companies (January 2019-February 2021)

¾   CEO of Verdigris Holdings, Inc. (2018)

¾   Chief Administrative Officer (2016-2017) and CFO (2014-2016) of Santander Holdings USA.

¾   President and Chief Operating Officer (2011-2013) and CFO (2006-2013) of Webster Bank

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

¾   Managing Director Corporate Development & Acquisitions (2004- 2006), Chief Financial Officer North America (2003-2004) and CFO US Credit Card Business (1999-2003) MBNA America

¾   Member of the Miami-Dade Beacon Council Board

¾   Member of the Orange Bowl Committee

EDUCATION AND OTHER CERTIFICATIONS

¾   Bachelor of Science degree in Accounting from St. Joseph’s University in Philadelphia, Pennsylvania

¾   Certified Public Accountant and Certified Management Accountant (inactive)

¾   Holds a Certificate in Cybersecurity Oversight from the National Association of Corporate Directors (NACD)

Mr. Plush provides the Board with broad perspective on the Company’s strategies, challenges, and opportunities; Mr. Plush also brings over 36 years of senior executive level leadership experience in the banking industry to the Board and his previous prominent business and operations roles in other financial institutions provide the Company with insightful and relevant information as it continues to build upon its strategy.

Proposal 1 — Election of Directors

Pamella J. Dana, 61

Lead Independent Director

Director Since: 2007

AMTB Committees:

¾ Chair of the Corporate Governance, Nominating and Sustainability Committee

¾ Member of the Compensation and Human Capital Committee

¾ Member of the Trust Committee (Amerant Bank, N.A.)

Other U.S.-Listed Company Directorships:

¾ Current: None

¾ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾   Successful executive and former senior government official with extensive economic, business, leadership, organizational management, policymaking and public affairs experience.

CAREER HIGHLIGHTS

¾   Senior Advisor at the Institute for Human & Machine Cognition, a Florida-based research institute (since 2007)

¾   Vice Chair of board of directors of Triumph Gulf Coast, Inc. (2013-2022)

¾   Executive Director of the Florida Governor’s Office of Tourism, Trade, and Economic Development (1999-2007) and Florida’s Chief Protocol Officer (2002-2007)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

¾   Trustee of Florida Chamber of Commerce Foundation (since 2007)

¾   Chair of the Scripps Florida Funding Corporation Board and member of the Audit Committee (2007-2022)

¾   Member of the Florida Sports Foundation Board (2011-2019)

¾   Member of the International Economic Development Council (since 2007)

¾   Trustee of the University of West Florida (2006-2009)

¾   Voting member for Florida on the U.S. Gulf of Mexico Fisheries Management Council (2011-2016)

¾   Assistant and Deputy Secretary of the California Trade and Commerce Agency (1995-1999)

EDUCATION AND OTHER CERTIFICATIONS

¾   Ph.D. in International Development and Economics from University of Southern California

¾   Master’s in Administration, Planning and Policy from Harvard University

¾   Bachelor’s degree in Sociology and Social Work from California State University, Chico

¾   Henry R. Luce Scholar (1991), J. William Fullbright Scholar (1994)

¾   Certified Corporate Director by the National Association of Corporate Directors (NACD)

Dr. Dana brings over 30 years of successful senior governmental, economic, business, and university leadership, organizational management, policymaking and public affairs experience to the Board. This experience coupled with her tenure on the Board and her independence are of great value to the Board.

Proposal 1 — Election of Directors

Miguel A. Capriles L., 60

Director Since: 2003

AMTB Committees:

¾ Member of the Corporate Governance, Nominating and Sustainability Committee

¾ Member of the Risk Committee

Other U.S.-Listed Company Directorships:

¾ Current: None

¾ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾   Large shareholder of the Company with extensive senior level executive experience in media and real estate development in Latin America, Spain and Portugal.

CAREER HIGHLIGHTS

¾   Chairman and Senior Partner of Prime Portugal a real estate private equity and asset manager firm in Portugal (since 2022)

¾   Managing Director at Gran Roque Capital a real estate development firm in Spain (2014-2023)

¾   Chairman and President of Cadena Capriles, a newspaper and magazine publisher in Venezuela (1998-2013), where he initiated and led the digital transformation of this traditional media publishing company

OTHER PROFESSIONAL EXPERIENCE AND BOARD SERVICE

¾   Chairman of Agartha Real Estate a company dedicated to the acquisition, development, and management operation of flexible space office buildings under leading sustainable practices and to providing sustainability and social impact advisory and consulting services in Spain (since 2017)

¾   Member of the Board of Directors of H.L. Boulton, S.A. (since 1999)

¾   Member of the Board of Directors of Abanca Corporacion Bancaria (2014-2016)

¾   Member of the Board of Directors of Mercantil Servicios Financieros (1997-2018)

¾   Former member of the Governing Council of the Instituto de Estudios Superiores de Administracion, IEASA, in Venezuela

EDUCATION

¾   Bachelor’s degree in business administration from Universidad Metropolitana, Caracas, Venezuela

As a long-time director and large shareholder of the Company, Mr. Capriles brings extensive experience with the Company and a shareholder perspective to the Board. Mr. Capriles’ executive experience and real estate development experience also serves to inform the Board’s general decision-making.

Proposal 1 — Election of Directors

Samantha Holroyd, 55

Director Since: 2022

AMTB Committees:

¾ Member of the Corporate Governance, Nominating and Sustainability Committee

¾ Member of the Risk Committee

Other U.S.-Listed Company Directorships:

¾ Current: Chord Energy (NASDAQ – CHRD)

¾ Former: Gulfport Energy Corp (NYSE – GPOR)

Crestwood

EquityPartners

(NYSE– CEQP)

KEY EXPERIENCE AND QUALIFICATIONS

¾   Highly accomplished former executive and current independent advisor for the oil and gas industry with significant risk management experience from her professional experience and corporate governance, M&A, and ESG experience from her service as a director in publicly traded companies.

CAREER HIGHLIGHTS

¾   Sole proprietor of Golden Advisory Services a consulting firm she founded that provides advisory services to the oil and gas industry (since 2020)

¾   Managing Director at Lantana Energy Advisors, an advisory firm specializing in energy transactions, which was a division of SunTrust Robinson Humphrey, Inc. (2018-2020)

¾   Managing Director at TPG Sixth Street Partner, a global finance and investment firm (2016-2018)

¾   Technical Director at Denham Capital Management LP, an energy and resources-focused global private equity firm (2011-2016)

OTHER PROFESSIONAL EXPERIENCE AND BOARD SERVICE

¾   Member of the Board of Directors of Chord Energy where she chairs the Environmental, Social and Governance Committee and serves on the Audit Committee

¾   Lead Independent Director at Oasis Petroleum (2020)

¾   Former member of the Board of Directors of Crestwood Equity Partners (2022)

¾   Former Global Reserves Audit Manager and Business Opportunity Manager at Royal Dutch Shell PLC

¾   Former Vice President of EIG Global Energy Partners

¾   Former Vice President of Ryder Scott Company

EDUCATION AND OTHER CERTIFICATIONS

¾   Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines

¾   Holds FINRA Certifications (Series 79 and Series 63)

¾   Certified Corporate Director by the NACD

¾   NACD Certified in ESG

Ms. Holroyd brings extensive risk management experience from her professional experience and public board and corporate governance and M&A experience from her service as a director. Her knowledge and grasp of ESG matters as well as her knowledge of the Houston marketplace are valued by our Company and Board.

Proposal 1 — Election of Directors

Erin D. Knight, 47

Director Since: 2022

AMTB Committees:

¾ Member of the Corporate Governance, Nominating and Sustainability Committee

¾ Member of the Audit Committee

Other U.S.-Listed Company Directorships:

¾ Current: None

¾ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾   Successful executive with extensive experience serving in leadership roles at regional retail and commercial banks, and a real estate private equity firm, having acquired significant expertise in corporate governance, BSA compliance, portfolio management, and loan and investment evaluation.

CAREER HIGHLIGHTS

¾   Serves as President of Monument Capital Management, a real estate management and private equity firm that has acquired over $1 billion in assets across 16 states (since end of 2019)

¾   Investor Relations Officer at Monument Capital Management (2019)

¾   Chief Operating Officer for Alexis, a women’s clothing designer, manufacturer, and distributor (2018)

¾   Executive Vice President, Market President Miami-Dade at Stonegate Bank, now Centennial Bank, (2010-2017)

¾   Senior Vice President, Private Banking Miami, Regions Bank, (2003-2010)

¾   Vice President, Private Banking, SouthTrust Bank, now Wells Fargo (2001-2003)

OTHER BOARD SERVICE AND COMMUNITY INVOLVEMENT

¾   Member of the Board of Governors of Citizen Property Insurance Corporation of Florida (since 2021) where she chairs the Investment Committee (since 2022) and the Consumer Services Committee (since 2023) and previously chaired the Audit Committee (2021-2022)

¾   Member of the Board and the Executive Committee of the Baptist Health South Florida Foundation (since 2017)

¾   Member of the Board of Directors of the Miami Foundation for a Greater Miami (since 2020) where she is also a member of the Executive Committee and chairs the Investment Committee (since 2022)

EDUCATION AND OTHER CERTIFICATIONS

¾   Bachelor’s degree in political science and business from Florida State University

¾   Holds a National Association of Securities Dealers (NASD) Series 7 license and is a CERTIFIED FINANCIAL PLANNER™ professional

Ms. Knight experience in banking, real estate management, business operations and portfolio management as well as her knowledge of the communities we serve in Florida bring valuable insights to our Company and Board.

Proposal 1 — Election of Directors

Gustavo Marturet M., 58

Director Since: 2015

AMTB Committees:

¾ Member of the Compensation and Human Capital Committee

¾ Member of the Audit Committee

¾ Member of the Trust Committee (Amerant Bank, N.A.)

Other U.S.-Listed Company Directorships:

¾ Current: None

¾ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾   Successful banking and wealth management executive with significant experience in wealth management, portfolio management, banking and capital and securities markets.

CAREER HIGHLIGHTS

¾   Owner and CEO of Martuga Corporation, a general consulting services company (since 2021)

¾   CEO and Co-Portfolio Manager of Unison Asset Management, LLC (a subsidiary of Canepa), an SEC registered equity fund manager which he co-founded (2016-2021)

¾   Portfolio Manager of the Canepa Equity Select Fund, an investment fund (2012—2017)

¾   Head of Private Banking and Asset Management, Amerant Bank, N.A. (2008–2012)

¾   President and CEO of Amerant Investments, Inc. (2002–2010)

OTHER PROFESSIONAL EXPERIENCE AND BOARD SERVICE

¾   Director of Canepa Funds ICAV in Dublin, Ireland (2012–2017)

¾   Member of the Board of Directors of Mercantil Servicios Financieros (1997-2018)

EDUCATION AND OTHER CERTIFICATIONS

¾   Master’s degree in international economics from Yale University

¾   Master’s degree in management from Hult University

¾   Bachelor’s degree in economy from Universidad Catolica Andres Bello, Caracas Venezuela

¾   Obtained Series 7, Series 66 and Series 24 NASD licenses (inactive)

Mr. Marturet brings extensive wealth management, banking, and U.S. capital markets experience to the Board.

Proposal 1 — Election of Directors

John W. Quill, 70 Director Since: 2019 AMTB Committees: ¾ Chair of the Risk Committee ¾ Member of the Audit Committee Other U.S.-Listed Company Directorships: ¾ Current: None ¾ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾   Former national bank examiner with over 40 years of experience brings valuable regulatory, bank supervision and policy perspective.

CAREER HIGHLIGHTS

¾   Consultant to the International Monetary Fund (since 2015)

¾   Senior Financial Sector Expert at the International Monetary Fund (2013-2015)

¾   Deputy Comptroller Office at the Comptroller of the Currency (OCC) (2004-2011)

¾   National Bank Examiner at the OCC (1980-2004)

OTHER PROFESSIONAL EXPERIENCE AND BOARD SERVICE

¾   Chair of the Interagency Council of the United States Treasury’s Troubled Asset Relief Program (2008–2011)

¾   Member of the Board of Directors of Gibraltar Private Bank & Trust (2015-2018)

EDUCATION

¾   Bachelor’s degree in finance from the University of South Florida

Mr. Quill brings nearly 40 years of experience in financial services, public and private, to the Board and, in particular, his 31 years of experience working with the OCC, the Bank’s primary regulator, allows him to provide the Company with a valuable regulatory and bank supervision perspective.

Proposal 1 — Election of Directors

Ashaki Rucker, 52

Director Since: 2023

AMTB Committees:

¾ Chair of the Compensation and Human Capital Committee

¾ Member of the Risk Committee

Other U.S.-Listed Company Directorships:

¾ Current: None

¾ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾   Accomplished senior level executive brings significant expertise in human capital strategy, leadership development, culture, and human capital issues.

CAREER HIGHLIGHTS

¾   Senior Vice-President, Human Resources at NBCUniversal Telemundo (since 2019)

¾   Vice-President, Human Resources for NBCUniversal Global Distribution and International (2017-2019)

¾   Vice-President, Human Resources Supply Chain Management and Shared Services at Arvato Bertelsmann, North America (2015-2017)

¾   Director, Human Resources Supply Chain Management at Arvato Bertelsmann, North America (2014-2015)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

¾   Held various senior Human Resources leadership positions at UBS, Deutsche Bank, PricewaterhouseCoopers, Warner Media and The Walt Disney Company (1999–2013)

¾   Member of the Board of Directors of Rebuilding Together Miami

¾   Member of the Advisory Board of the University of Miami Herbert Business School Executive Education Program

EDUCATION

¾   Master of Arts in organizational psychology from Columbia University’s Teacher’s College

¾   Bachelor of Arts degree from the University of Albany

Ms. Rucker has significant human capital management experience from a variety of well- known public companies and major organizations, and brings significant expertise in human capital strategy, leadership development, culture, and human capital issues at the C-suite executive level to the Company and the Board.

Proposal 1 — Election of Directors

Oscar Suarez, 63

Director Since: 2022

AMTB Committees:

¾ Chair of the Audit Committee

¾ Member the Compensation and Human Capital Committee

Other U.S.-Listed Company Directorships:

¾ Current: None

¾ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾   Highly qualified financial expert brings extensive expertise on public accounting spanning a wide array of industries and sectors.

CAREER HIGHLIGHTS

¾   Former Partner at Ernst & Young (2004-2021)

- Cruise and Theme Park Sub-Sector Leader (2019-2021)

- US Central Region Leadership Team (2018-2020)

- Florida and Puerto Rico Market Leader (2008-2018)

- Miami Office Managing Partner (2006-2011)

¾   Former Partner at KPMG (1989-2004)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

¾   Held various positions at Arthur Andersen, including International Tax Manager (1981-1988)

¾   Member of the Board of Directors of Industrial Rail Services (since 2021)

¾   Member of the Board of Directors of Xtec Inc. (since 2023)

¾   Executive Member of the Latino Corporate Directors Association (since 2020)

¾   Member of Ernst and Young’s Americas and Global Governance Council (2015-2019)

¾   Member of the Florida International University Foundation (2013-2020)

¾   Member of the Board of Directors of United Way Miami (2013-2015)

EDUCATION AND OTHER CERTIFICATIONS

¾   Bachelor of Science degree in accounting from St. Thomas University

¾   Certified Public Accountant (active)

Mr. Suarez is a highly qualified financial expert given his considerable experience in public accounting. He is well known and respected in our South Florida market and brings extensive public accounting experience spanning a wide array of industries and sectors to our Board.

Proposal 1 — Election of Directors

Millar Wilson, 71

Director Since: 1987

AMTB Committees:

¾ Member of the Risk Committee

¾ Chair of the Trust Committee (Amerant Bank, N.A.)

Other U.S.-Listed Company Directorships:

¾ Current: None

¾ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

¾   Former C-suite level banking executive with significant experience in finance and accounting, leadership, corporate governance, regulatory, talent management, and risk management

CAREER HIGHLIGHTS

¾   Vice-Chairman and CEO of Amerant Bancorp Inc. and Amerant Bank, N.A. (2013-2021)

¾   President and CEO of Amerant Bank, N.A. (2009-2013)

¾   Global Chief Risk Officer of Mercantil Servicios Financiaeros (2005-2009)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

¾   Held various positions at Mercantil Servicios Financieros and Banco Mercantil, including as Executive Director of International Business (1977–2005)

¾   Member of the Board of Directors of the Miami Branch of the Federal Reserve Bank of Atlanta (2013-2019)

¾   Member of the Board of Directors of Enterprise Florida, Inc (2009-2013)

¾   Director and Treasurer of the Miami Dade College Foundation (1999-2004)

¾   Chairman of the Board of Directors of the American Red Cross of Greater Miami and the Keys (2001-2002)

EDUCATION AND OTHER CERTIFICATIONS

¾   Graduate of the Program for Management Development from Harvard Business School

¾   Bachelor of Science degree in business and administrative studies from Bradford University, England

As our former Chief Executive Officer, Mr. Wilson has a breadth of knowledge concerning issues affecting us and the banking industry. His prior executive and director experience will continue to assist the Board as we expand our business and build upon our strategy.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS.

For uncontested director elections, our bylaws require each director nominee to be elected by the majority of the votes cast for the election of directors at a meeting of shareholders. Under our Director Resignation Policy, as described in our Corporate Governance Guidelines, any nominee who does not receive a majority of votes cast “for” his or her election shall promptly tender his or her resignation following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Corporate Governance, Nominating & Sustainability Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and publicly disclose its decision. In a contested director election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in the Corporate Governance Guidelines available on our website.

Corporate Governance

Meetings and Attendance

During the fiscal year ended December 31, 2023, the Board held eleven meetings. In addition, the Board held a two-day special session in the third quarter of 2023 to discuss the strategy for the 2024-26 period.

Other than Mr. Marturet M. and Mr. Vollmer (see explanation below), all directors attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2023 and (ii) the meetings of any committees held during their tenure as members of such committees during 2023. Mr. Marturet M. was excused from the meetings of the Board and Board Committees held between March 1, 2023 and April 5, 2023, due to a medical leave of absence. Due to his medical leave of absence, Mr. Marturet M. attended less than 75% of the meetings held by the Risk Committee during his tenure in that Committee in 2023; 80% of the meetings held by the Compensation and Human Capital Committee in 2023; and 73% of the board meetings held in 2023. Mr. Marturet M. attended 100% of the meetings held by the Audit Committee in 2023 during his tenure in that Committee. Mr. Vollmer, who did not stand for reelection in the annual meeting held in June 2023, was unable to attend one regular meeting and one special meeting of the Board and was also unable to attend two special meetings of the Compensation and Human Capital Committee. Consequently, Mr. Vollmer attended 67% and 71%, respectively, of the meetings of the Board and the Compensation and Human Capital Committee held during his tenure in 2023. Mr. Vollmer attended 100% of the meetings of the Corporate Governance, Nominating and Sustainability Committee held during his tenure in 2023.

The Board’s unwritten policy regarding director attendance at the annual meeting of shareholders is that directors are encouraged to attend. All of the then-incumbent members of the Board participated in the 2023 annual meeting of shareholders.

Executive Sessions

The Company’s independent directors meet separately from the other directors and management in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s Lead Independent Director or the other independent directors. Our Board believes this is an important governance practice that enables the Board to discuss matters without management present. Our Lead Independent Director presides over the executive sessions of the independent directors. Any independent director may call an executive session of independent directors at any time. The independent directors met two times in executive session without management in 2023.

Director Orientation and Continuing Education

Our director education program assists Board members in fulfilling their responsibilities. To facilitate integration into their roles, the Corporate Governance, Nominating and Sustainability Committee working with Management provides an orientation program for new directors. The director orientation program is designed to familiarize new directors with the Company’s history, mission, vision, precepts, strategic plan, business, senior leadership, risk management matters, Corporate Governance Guidelines, Code of Conduct and Ethics, Insider Trading Policy and other key policies and practices. The orientation program is delivered via in-person session(s) through a comprehensive review of background materials and senior management briefings.

Continuing education is provided through presentations from senior management and from third-party subject matter experts on subjects that are relevant to our business and operations. These presentations may occur as part of regular meetings of the board and/or its committees. In 2023, directors were provided with education on subjects including the following: evolving dynamics of banking and industry trends; 2023 proxy season learnings including key trends on governance, compensation, and sustainability; regulatory and supervision impact of crossing the $10 billion in assets threshold; diversity, equity and inclusion; and key laws, regulations, and supervisory requirements applicable to the Company and its subsidiaries.

In addition, we encourage our directors to participate in continuing director education programs offered by third parties including industry forums on business, risk, audit, financial, accounting, legal, and other subjects relevant to the Company’s business to help them stay current on emerging practices and issues and in carrying out their responsibilities. The Company reimburses reasonable costs and expenses incurred by directors for continuing education that is relevant to public companies and to their roles as directors.

Finally, through memberships in the National Association of Corporate Directors and BankDirector, which are paid by the Company, our directors have access and take advantage to on demand learning courses, materials, and other resources.

Corporate Governance

Board Committees

The standing committees of the Board consist of the Audit Committee, the Compensation and Human Capital Committee (the “Compensation Committee”), the Corporate Governance, Nominating and Sustainability Committee (the “Governance Committee”) and the Risk Committee. The composition of each Board committee as of the date of this proxy statement and the number of meetings held in 2023 by each Committee are set forth below:

Director Nominee	Ind.*	Audit	Compensation and Human Capital Committee	Corporate Governance, Nominating and Sustainability Committee	Risk
Pamela J. Dana	I		●	(C)
Miguel A. Capriles L.	I			●	●
Samantha Holroyd	I			●	●
Erin Knight	I	●		●
Gustavo Marturet M.	I	●	●
John W. Quill	I	●			(C)
John A. Quelch**	I	●		●
Ashaki Rucker	I		(C)		●
Oscar Suarez	I	(C)	●
Millar Wilson	***				●
Number of meetings held in 2023		12	9	10	8

*	In accordance with the listing standards of the NYSE and the applicable rules of the Securities and Exchange Commission.

**

Mr. Quelch is not standing for reelection to the Board of Directors at the Company’s Annual Meeting and Mr. Quelch’s term as a director of the Company and a member of the Board committees listed above will end immediately before the Annual Meeting on May 8, 2024

***	Mr. Wilson ceased to be an executive officer of the Company in March 2021 and consequently is not independent under the listing standards of the NYSE.

● =	Member

I =	Independent

(C) =	Committee Chair

Each of the standing committees of the Board has a charter specifying such committee’s duties and responsibilities. Each committee charter is reviewed at least annually. The charters of the committees of the Board are available on our website at https://investor.amerantbank.com/corporate-governance/documents-charters. You may also request copies of our committee charters free of charge by writing to our investor relations team at investorrelations@amerantbank.com or via mail addressed to “Investor Relations” at 220 Alhambra Circle, Coral Gables, Florida 33134.

Key Committee Responsibilities

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all Audit Committee members are independent under the New York Stock Exchange (the “NYSE”) and SEC rules and that each member is “financially literate”. The Board has also determined that Mr. Suarez qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Corporate Governance

Key responsibilities:

•	appoints, compensates, retains, evaluates the qualifications and independence and oversees the work of the independent registered public accounting firm

•	pre-approves all audit and non-audit services to be provided by the independent registered public accounting firm

•	considers and discusses the results of each quarter’s review and the annual audit by the independent registered public accounting firm

•	reviews the Company’s financial statements and related disclosures in the Company’s quarterly and annual reports prior to filing with the SEC

•	reviews the effectiveness of the Company’s internal control over financial reporting

•	reviews with management, the independent registered public accounting firm and our legal advisors, as appropriate, any legal, regulatory or compliance matters

•	meets, as it deems appropriate, in separate executive sessions with the independent registered public accounting firm, internal audit, and management

•	oversees the performance of the Company’s internal audit function, including the Head of Internal Audit and approves the annual internal audit plan and budget

•	reviews and approves related party transactions

•	reviews and discusses with management and the Risk Committee policies with respect to risk assessment and risk management.

Compensation and Human Capital Committee

The Board has determined that all Compensation Committee members are independent under the NYSE and SEC rules.

Key responsibilities:

•	approves the Company’s compensation philosophy

•

annually reviews and approves for our Chief Executive Officer and our other executive officers, corporate goals and objectives and evaluates the performance of these executive officers in light of such goals and objectives

•	Evaluates and determines the compensation of the Chief Executive Officer and our other executive officers

•	Reviews our executive compensation policies and plans

•	implements and administers our incentive compensation equity-based plans

•

oversees the Company’s strategies, initiatives and programs related to human capital management, including with respect to diversity, equity and inclusion (DEI), workplace and culture, talent attraction, development and retention, and employee benefits and wellness initiatives

•

reviews and discusses with the Company’s management the Compensation Discussion and Analysis (“CD&A”) and other disclosures on executive compensation required by Item 402 of Regulation S-K and recommending to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K or proxy statement, as applicable

•	reviews the Company’s Stock Ownership Guidelines for executive officers and board members and monitors compliance with these guidelines

•	reviews, evaluates and recommends changes to the director compensation program

•	assists the Board and the Corporate Governance, Nominating and Sustainability Committee in developing the framework for the succession plan of the Chief Executive Officer

•	ensures that a risk assessment of the Company’s compensation plans and programs is completed periodically

Corporate Governance

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee and it may also delegate to one or more officers of the Company its authority to approve grants of stock options and other equity-based awards, subject to the terms and conditions of such delegation and applicable plans and law. Except for the delegation to the Company’s Chairman, President and CEO of its authority to grant restricted stock under the 2018 Equity and Incentive Compensation Plan as described below, the Compensation Committee has not delegated any portion of its duties and responsibilities at this time.

On January 17, 2023, the Compensation Committee delegated its authority to grant certain equity compensation awards under the 2018 Equity and Incentive Compensation Plan to Mr. Gerald P. Plush, the Company’s Chairman, President, and CEO. Under this delegation, Mr. Plush is authorized to grant up to a total of 150,000 shares of Class A Common Stock of the Company for the attraction or retention of key talent, provided that he (i) not use the authorization to grant shares for himself, any other NEO or Section 16 Officer, or Director and (ii) provide periodic reports to the Compensation Committee of any grants approved under this delegation.

Compensation Committee Interlocks and Insider Participation

From the month of January 2023 until the end of the month of June 7, 2023, the members of the Compensation Committee were Pamella J. Dana, Samantha Holroyd, Erin D. Knight, Gustavo Marturet M., Oscar Suarez, and Gustavo J. Vollmer A. (who did not stand for reelection at the 2023 annual meeting). From June 7, 2023, until December 31, 2023, the members of the Compensation Committee were Pamella J. Dana, Gustavo Marturet M., Ashaki Rucker, and Oscar Suarez. Dr. Dana was the Chair of the Compensation Committee until November 2023. Effective December 1, 2023, Ms. Rucker became the chair of the Compensation Committee. Except for Mr. Vollmer A., who was Executive Chairman of the Company until July 6, 2018, none of the members of the Compensation Committee in 2023 had any interlocks required to be disclosed under Item 407(e)(4) of Regulation S-K.

Except for Mr. Marturet M., none of the members of the Compensation Committee in 2023 had any relationships requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. Mr. Marturet M.’s brother-in-law is a salaried employee but not an executive officer of the Company and received total compensation of approximately $240,000 in 2023. His compensation was established by us in accordance with our compensation practices, generally, and applicable to employees in similar positions with comparable qualifications, tenure, and responsibilities and without the involvement of Mr. Marturet M.

During 2023, none of our executive officers served as a member of the compensation committee or the board of directors of any other company that has one or more executive officers serving on our Board or our Compensation Committee.

Corporate Governance, Nominating and Sustainability Committee

The Board has determined that all Governance Committee members are independent under the NYSE and SEC rules.

Key responsibilities:

•	approves and oversees compliance of the Company’s Corporate Governance Guidelines

•	assists the Board in CEO succession planning

•	engages in succession planning for our Board and identifies individuals qualified to become members of the Board

•	makes recommendations to the Board regarding the size, composition, and leadership structure of the Board and its committees

•	reviews and evaluates director nominations as well as any recommendations relating to corporate governance issues submitted by the shareholders

•	monitors the independence of directors

•	oversees the orientation and education program of new directors and the continuing education program for incumbent directors

Corporate Governance

•	oversees the annual evaluation process of the Board and Board committees, as well as the individual director evaluations

•	oversees the Company’s Sustainability program, goals and initiatives

•	reviews and makes recommendations to the Board with respect to corporate governance matters generally

Risk Committee

The Board has determined that all Risk Committee members except for Mr. Wilson are independent under the NYSE and SEC rules.

Key responsibilities:

•	reviews and approves the Company’s and the Bank risk appetite, profile, and aggregate tolerance levels in light of their strategic, operational, and financial objectives

•	oversees the Company’s enterprise risk management framework

•	reviews and approves the Company’s Information Security Program and changes thereto, at least annually

•	oversees risks related to Anti-Money Laundering, the Bank Secrecy Act and OFAC sanctions compliance

•	evaluates, monitors and, where appropriate, makes recommendations to the Board with respect to:

•

the risks inherent in the businesses of the Company and the Bank, the interrelationships between these risks and the process by which management identifies, assesses and determines appropriate controls

•	the enterprise risk management framework and control activities, including the setting of performance measurement goals and key risk indicators

•	the integrity, advancement and understanding of the Company’s and the Bank’s systems and processes of operational controls

•	the allocation of risk capital and use of risk adjusted return on capital in decision making

Board Leadership Structure

The Board’s primary responsibility is to provide effective governance over the Company’s affairs and seeing that our business is managed to meet our goals and objectives and that the long-term interests of our shareholders are served. The Corporate Governance Guidelines adopted by the Board do not establish a fixed policy with respect to the separation of the offices of Chairperson and Chief Executive Officer. The Board believes that it should have flexibility to select the Chairperson and decide on the Board leadership structure, from time to time, in the context of the Company’s specific circumstances at the time the determination is made and based on considerations that it deems to be in the best interests of the Company and its shareholders. The Bylaws of the Company and the Corporate Governance Guidelines provide that in the event the positions of Chairperson and Chief Executive Officer are held by the same person, the Board of Directors must appoint a Lead Independent Director from among its non-executive members.

Effective immediately after the annual meeting held in June 2022, following the recommendation of the Governance Committee, the Board resolved to appoint Gerald P. Plush, who also serves as the Company’s President and Chief Executive Officer, as Chairman of the Board. In connection with the appointment of Mr. Plush as Chairman of the Board, the Board also resolved to appoint Pamella J. Dana, Ph.D as Lead Independent Director of the Board, also effective immediately after the 2022 Annual Meeting. After the annual meeting held in June 2023, following the recommendation of the Governance Committee, the Board resolved to reappoint Mr. Plush and Dr. Dana as Chairman of the Board and Lead Independent Director, respectively. The Board evaluates its leadership structure annually to make changes as it deems appropriate.

The Board considers that Mr. Plush’s knowledge of the Company, its strategy and goals, his deep knowledge and understanding of the financial services industry and the challenges it is facing, coupled with his experience as President and Chief Executive Officer and his demonstrated leadership capabilities, benefits the Company, its employees, and shareholders. The Board believes that leadership by our Chairman, President and Chief Executive Officer, combined with oversight from our Lead Independent Director, and our strong, well-qualified directors (all of whom are independent, except for Mr. Plush and Mr. Wilson), Board Committee members and Board Committee Chairs provide an effective and

Corporate Governance

independent oversight of the Company and allow the Company to implement and execute its business plan and key strategic initiatives at this time while meeting the challenges facing the industry and expectations of our shareholders.

Lead Independent Director

In 2022, the Board appointed Pamella J. Dana, Ph.D as Lead Independent Director of the Board, a position with robust responsibilities. Dr. Dana brings extensive leadership, policymaking and public affairs experience, and her long-term tenure as an independent director of the Company provides her with significant knowledge of the issues facing the Company and will ensure that those issues be considered by the Board.

The primary responsibilities of the Lead Independent Director include the following:

•	presides all the meetings of the Board where the Chair & CEO is not present, including executive sessions of the independent directors

•	serves as liaison between the independent directors and the Chair & CEO without inhibiting direct communication between them

•	reviews and approves agendas and schedules for meetings of the Board

•	meets one-on-one with the Chair & CEO after executive sessions to review the matters discussed therein

•	engages and consults with major shareholders and other stakeholders, where appropriate

•	coordinates with the independent directors and Compensation Committee Chair regarding the annual performance and compensation review of the Chair & CEO

•	assists the Board and Governance Committee in overseeing compliance with the Company’s Corporate Governance Guidelines

In addition to the Chairman, President and Chief Executive Officer and the Lead Independent Director, the Board leadership and oversight framework is complemented by talented and experienced independent directors and the standing committees of the Board. The Company believes that the current Board leadership structure, policies, and practices, when combined with the Company’s other governance policies and procedures, is appropriate and serves the best interest of our shareholders.

Board and Board Committee Performance Evaluations

Each year, the Governance Committee organizes and oversees an annual evaluation by the Board and its Committees of their performance. Since 2022, the evaluation also includes individual director assessments. The evaluation process is aimed at assessing the performance of the Board and its Committees and its overall effectiveness in fulfilling its responsibilities as well as identifying areas for improvement.

Board Annual Self-Evaluation:	Annually, each director completes an open-ended questionnaire with key topics such as board composition; information and resources, and effectiveness and oversight. Responses are reviewed by the Chairman and the Lead Independent Director. The Lead Independent Director leads a discussion of the results with the Governance Committee, and then reports the results of such discussion and any action plans to be implemented to the full Board.

Committee Annual Self-Evaluations:	Annually, each director completes an open-ended questionnaire for each committee on which he or she serves with key topics such as Committee Charter, structure, composition and effectiveness. Responses are reviewed by each Committee Chair, who then leads a discussion of the results with the respective Committee. The results of the process, along with any improvement actions are then reported to the full Board.

Individual Director Evaluations:	This process consists of individual questionnaires for each director wherein each evaluates their peers and self-assesses their performance. The Lead Independent Director meets separately with each director to discuss the results of their evaluations and provide feedback on behalf of the other directors.

Corporate Governance

Actions taken in response to the evaluations of our Board and Committees

In response to feedback from these evaluations, our Board and Committees work with management to improve processes and procedures to enhance the Board and Committees effectiveness. In response to feedback from our Board and Committees in 2023, we:

•	prepare meeting materials that are streamlined, include executive summaries and allow for an understanding of key matters while maintaining completeness of information;

•

brought in third-party subject matter experts on topic of interest identified by our directors, including retaining a corporate governance consultant to continue implementing improvements to our corporate governance practices;

•	increased the number of joint sessions between the audit and risk committees to address matters that are of relevance to both committees;

•	provide opportunities for our board to interact informally with employees beyond members of our senior management team; and

•	provide educational opportunities with emphasis on different topics, including current events, developments and trends relevant to the Company and of interest for our directors.

Corporate Governance

Risk Oversight

Corporate Governance

Information Security Oversight

Information Security is a significant component of our enterprise risk management framework. We are actively engaged in identifying and managing cybersecurity risks. Protecting company data, non-public customer and employee data, and the systems that collect, process, and maintain this information is deemed critical. We have an enterprise-wide Information Security Program, which is designed to protect the confidentiality, integrity and availability of customer non-public information and company data. The Information Security Program was also designed to protect our operations and assets through a continuous and comprehensive cybersecurity detection, protection and prevention program. For additional information on our Information Security Program, see Item 1C. Cybersecurity in our Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 7, 2024 with the SEC.

Sustainability

Amerant has a long and proud history of community involvement and engagement. We launched our environmental, social, and governance (“ESG”) program in 2021 and formalized our ESG framework to identify opportunities that can make a positive impact on sustainability, in the short term and over the long term. In 2022, we established a sustainability unit and appointed a Head of Sustainability and continued advancing our program and created “Impact”, the brand identity of our ESG program that aims to tell a story of what Amerant means to do and accomplish as a community bank. We want to create social and environmental value for our people, communities, and customers. With our “Impact” program, we have a framework to identify opportunities that can make a positive impact in everything that we do through our operations, products, and services. In 2023, we evolved from an “ESG” program to a “Sustainability” program to reflect the scope of our ultimate goal, and in accordance with industry trends.

Our Board of Directors and senior executive team have the overall responsibility over our program and employees at all levels of the organization contribute to goal achievement. Below is a closer look at the governance structure of our program:

Corporate Governance

We have established seven goals with specific metrics and targets for us to be able to monitor our performance. The pillars and goals of our program include:

Pillars	Goals	What we did in 2023

Building Climate Resilience	Facilitate preparation for climate change in our communities

•  calculated base-line scope 1 and 2 carbon emissions, defined long-term carbon emission targets and pre-purchased carbon emission offsets to cover our calculated baseline scope 1 and 2 carbon emissions for 2023 through 2025

Future-proof our business for long-term environmental sustainability

•  implemented data management tools in our loan and core systems to code and monitor for Environmentally Conscious Financing

•  established a partnership with the Everglades Foundation in South Florida

•  transitioned to the use of ocean bound plastic for all Amerant plastic cards

Promoting Economic Mobility	Strive to improve the financial wellness among families and businesses in our communities	• launched Amerant’s Down-payment Assistance Program (“ADAP”) for first-time home buyers through our subsidiary Amerant Mortgage
Foster financial literacy in our communities

•  continued to focus on the financial wellness of the communities we serve by sponsoring several workshops and coaching sessions through our non-profit partnerships within Florida and Texas, including the Miami Overtown Youth Center and its branches in Florida and the Credit Coalition and Avenue CDC in Texas.

Empowering our people	Promote diversity & inclusivity to reflect the communities we serve

•  Hosted several interns under our I Belong program which is focused on attracting early career diverse talent through partnerships with local schools, including Florida International University, Barry University, and Miami Dade College.

Promote an environment that leads to success & overall wellness for our people.

•  performed internal gender based fair pay gap assessment

•  launched our Grit and Grace Women’s Development program at the end of 2023 which is aimed and elevating and developing high performing, high potential women

•  launched the resource group “We Are Multicultural” which is integrated by diverse group of employees and aims to promote ethnic inclusion across all levels of the organization.

Foundations	Build Board Diversity	• Increased women representation in our Board of Directors

For more details on our Impact Program, including progress on our goals, metrics and targets and how each are measured, please visit the Sustainability section of our Investor Relations site at www.investor.amerantbank.com and read our annual Impact reports.

Nomination Process

The Governance Committee is responsible for identifying and recommending to the Board potential directors who possess the qualifications and diversity necessary to be valued members of the Board to assist it in successfully performing its role in corporate oversight and governance.

If the Governance Committee determines that adding a new director is advisable or if a vacancy on the Board arises, the Governance Committee initiates the search, working with other directors, management and, if it deems it appropriate or necessary, a search firm retained to assist in the search.

Corporate Governance

Additionally, the Governance Committee will consider persons nominated by shareholders in compliance with applicable law and our Bylaws and recommend to the full Board whether such nominee should be included with the Board’s nominees for election by shareholders. Our Bylaws contain provisions that address the process (including the required information and deadlines) by which a shareholder of our Class A Voting Common Stock may nominate an individual for consideration by the Governance Committee to stand for election at an annual meeting of shareholders. Specifically, our Bylaws provide that, a shareholder may nominate a director nominee, if such shareholder is a shareholder of record at the time notice of the director nomination is provided to the Board, is a shareholder of record of our Class A Voting Common Stock at the time of the annual meeting and is entitled to vote on the election of directors at the annual meeting (a shareholder that meets these provisions and is nominating a director nominee, a “Nominating Shareholder”). Nominating Shareholders should submit the candidate’s name and the other information required by our Bylaws and applicable regulations to our Corporate Secretary and follow the procedures stated in our Bylaws.

Information regarding potential candidates is presented to the Governance Committee, which then evaluates the candidates based on the needs of the Board at that time and the Company’s qualification and diversity principles. The Governance Committee considers all appropriate candidates proposed by management, directors and shareholders, and each of them is evaluated according to the same criteria, regardless of whether the candidate is recommended by the Governance Committee, a shareholder, another director, management or another third party. The Governance Committee would then meet to consider the recommended candidate(s) and submits the approved candidate(s) to the full Board for approval and recommendation to the shareholders.

Our Bylaws provide certain requirements as to the form and content of a Nominating Shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders. A Nominating Shareholder’s notice must be received by the Company’s Corporate Secretary at 220 Alhambra Circle, Coral Gables, Florida 33134 not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of shareholders. For purposes of the annual meeting of shareholders to be held in 2025, the Nominating Shareholder’s notice must be received no later than February 7, 2025 and no earlier than January 8, 2025. If the date of the next annual meeting of shareholders is scheduled for a date more than 30 calendar days prior to or more than 30 calendar days after the anniversary of the preceding year’s annual meeting, however, notice by the Nominating Shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. April 8, 2025 is thirty calendar days prior to the anniversary of the Annual Meeting and June 7, 2025 is 30 calendar days after the anniversary of the Annual Meeting. In no event will a recess or adjournment of an annual meeting (or any announcement of any such recess or adjournment) commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

Director Qualifications and Diversity

The Governance Committee monitors existing directors’ qualifications and periodically examines the composition and size of the Board. This assessment includes, among other relevant factors, in the context of the perceived needs of the Board at that time, issues of experience, reputation, judgment, diversity and skills.

Accordingly, the Governance Committee considers not only an individual director’s or possible nominee’s qualities, performance, and professional responsibilities, but also the then-current composition of the Board and the challenges and needs of the Board to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its shareholders.

In general, and in giving due consideration to the composition of the Board at that time, the factors considered of individual directors, including those of any nominees of shareholders, include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the individual director’s or possible nominee’s experience with the experience of the Board and the extent to which the individual director or possible nominee would be a desirable addition to the Board and its committees. As part of search processes completed in 2022 and 2023, which culminated in several new appointments, it was deemed important by our board that new members to our board live within the markets that we serve. As such, all directors appointed in 2022 and 2023 live within the footprint where the Company operates in South Florida and Houston, Texas. In addition, consistent with our ESG program goals, the search processes also placed emphasis on gender and racial/ethnic diversity and the Company expects that these will continue to be areas of focus when searching for future director candidates as it expects female representation and racial/ethnic representation of non-employee directors on the Board to reach 50% and 50% in 2025, respectively.

The director nomination process is also designed to ensure that the Board considers members with diverse backgrounds, including race, ethnicity, gender, education, skills and experience, with a focus on appropriate financial and other expertise relevant to the Company’s business, and also considers issues of judgment, conflicts of interest, integrity, ethics and commitment to the goal of maximizing shareholder value. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the Company’s success.

Corporate Governance

Shareholder Engagement

The Board recognizes the value of developing and maintaining solid relationships with the Company’s shareholders and other stakeholders to understand their viewpoints on relevant issues such as risk management, corporate governance and sustainability. The Company engages with its shareholders on a regular basis, not limited to the proxy season.

Our senior management, including our Chairman, President and CEO, our Chief Financial Officer and our Head of Investor Relations and Sustainability, routinely participates in investor and industry conferences throughout the year to share information on our corporate strategy, financial performance, long-term objectives, liquidity and capital management, corporate governance and sustainability related matters. Feedback and perspectives received in these events are reported by senior management to the Board.

In 2023, senior management met with approximately 50 current and potential institutional shareholders. The current institutional shareholders management met with represented over 20% of the Company’s ownership as of December 31, 2023. In addition, senior management also holds regular discussions with investment bankers, analysts, proxy advisory firms, rating agencies, and consultants on issues of importance to our stakeholders.

In our engagements with investors in 2023, we did not receive any feedback on our executive compensation program and practices, and at the 2023 annual meeting of shareholders, shareholders approved the compensation of our NEOs on an advisory basis, with approximately 84% of the votes cast “For” such approval.

2023 Shareholder and investor feedback

What we heard	Actions taken

Majority vote standard

Certain institutional shareholders as well as proxy advisory firms encouraged the Company to adopt a majority vote standard for the election of directors as they deem that this practice improves accountability to shareholders and reduces the likelihood of board entrenchment.

In October 2023, the Board approved an amendment to the Company’s Bylaws to provide and establish a majority vote standard for uncontested director elections.

In connection with the amendment of the Bylaws, the Board also approved an amendment to the Company’s Corporate Governance Guidelines to include a director resignation policy that provides that:

•  any director who is not elected by a majority of the votes cast in an uncontested director shall tender his or her resignation to the Board;

•  the Governance Committee will make a recommendation to the Board on any such resignation; and

•  the Board will consider the recommendation of the Governance Committee, act on the resignation and publicly disclose its decision within 90 days from the date of the certification of the election results.

Board diversity

An institutional shareholder expressed concern with our level of Board gender diversity, which at the time was 30% (considering only non-employee directors) and expressed a preference for a higher percentage.

The Head of Investor Relations & Sustainability shared with the institutional investor our progress on this matter since 2021, when female representation on our Board was 12%, as well as our goal to increase female representation on our board to 50% by 2025.

In April 2023, Ms. Ashaki Rucker was appointed to serve on our Board and the percentage of female representation as of the date of this Proxy Statement is 40% (considering only non-employee directors).

Non-voting Common Stock An institutional shareholder shared concern over the dual class structure of our shares of common stock which includes shares of non-voting common stock

The Head of Investor Relations and Corporate Secretary met with a member of the institutional shareholder’s corporate governance team to explain the background of the Company’s shares of Class A non-voting common stock, which are limited to certain shareholders that own or control 8.9% or more of the Company’s shares of Class A voting common stock and therefore do not adversely impact the voting rights of non-controlling or minority shareholders.

This background and additional information on the Company’s shares of Class A non-voting common stock was included in the Security Ownership of Certain Beneficial Owners section of the proxy statement starting with the proxy statement for the annual meeting held in June 2023.

Corporate Governance

In addition, as provided in our Corporate Governance Guidelines, in response to shareholders’ vote, the Board shall perform an assessment in instances where 25% or more of the shareholders vote against a management-sponsored proposal or vote for a shareholder proposal. The assessment shall closely examine the concerns of shareholders and, where appropriate, respond to those concerns. Since we became a public company, none of management’s sponsored proposals have received a vote against of 25% or more and we have never received a shareholder proposal for consideration in our previous annual meetings.

Shareholder Communications with Directors

The Board continues to welcome the feedback of shareholders on issues relevant to our investors. To contact the Board or any member or committee chair, please send your correspondence to corporatesecretary@amerantbank.com or:

Amerant Bancorp Inc.

Attention: Board of Directors or Board Member

c/o Corporate Secretary

Amerant Bancorp Inc.

220 Alhambra Circle

Coral Gables, Florida 33134

Each correspondence should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or each applicable director at the next regular meeting of the Board. The Corporate Secretary will not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to our directors and employees, including our principal executive officer, principal financial officer, and principal accounting officer and persons performing similar functions.

Our Board reviews the Code of Conduct and Ethics on an annual basis. Directors, executive officers and other team members conduct periodic learning courses on the implementation of the Code of Conduct and Ethics and certify their completion on an annual basis.

The Code of Conduct and Ethics is available on our website at https://investor.amerantbank.com/corporate-governance/documents-charters. We will post any amendments to or waivers of our Code of Conduct and Ethics at the same location on our website.

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and reporting process; the qualifications, independence, and performance of the independent registered public accounting firm; and the performance of the internal audit function.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. Members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Accordingly, as described above, the Audit Committee provides oversight of the responsibilities of management and the independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2023 with management and with RSM US LLP (“RSM”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. The Audit Committee has also discussed with RSM those matters required to be discussed by applicable requirements of the PCAOB and the Securities and Exchange Commission, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees.

In addition, the Audit Committee has received the written disclosures and the letter from RSM required by the PCAOB’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and the Audit Committee has discussed RSM’s independence with RSM.

Based on the reviews and discussions described in this Report, and subject to the limitations of the role and responsibilities of the Audit Committee referred to above and as provided in its written charter, the Audit Committee recommended that the Board approve the inclusion of the Company’s audited financial statements in Amerant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that was filed on March 7, 2024 with the Securities and Exchange Commission.

Audit Committee

Oscar Suarez, Chair

Erin D. Knight

Gustavo Marturet M.

John Quelch

John W. Quill

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of our Class A Voting Common Stock and Class A Non-Voting Common Stock as of March 14, 2024 (unless otherwise indicated), for:

•	each person whom we know to own beneficially more than 5% of our Class A Voting Common Stock;

•	each named executive officer and each director; and

•	all of our executive officers and directors as a group.

As of the date set forth above, we had 29,944,520 shares of Class A Voting Common Stock outstanding and 3,766,692 shares of Class A Non-Voting Common Stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise noted in the footnotes below, each holder identified below has sole voting and investment power with respect to such securities. Unless otherwise provided, the address of each holder listed is c/o Amerant Bancorp Inc., 220 Alhambra Circle, Coral Gables, Florida 33134.

	Shares of Class A Voting Common Stock Beneficially Owned			Shares of Class A Non-Voting Common Stock Beneficially Owned*
Name of Beneficial Owner	Number	Percentage		Number	Percentage
Named Executive Officers and Directors (1)
Gerald P. Plush	186,172	*	*	—	—
Alberto Capriles	40,693	*	*	—	—
Sharymar Calderón	24,800	*	*
Juan Esterripa	30,420	*	*
Howard Levine	19,378	*	*
Carlos Iafigliola	33,008	*	*	—	—
Pamella J. Dana, Ph.D.	20,909	*	*	—	—
Miguel A. Capriles L. (2)	913,511	3.05%		819,077	21.75%
Samantha Holroyd	5,117	*	*	—	—
Erin D. Knight	500	*	*	—	—
Gustavo Marturet M. (3)	52,433	*	*	23,622	* *
John A. Quelch	5,117	*	*	—	—
John W. Quill	14,464	*	*	—	—
Ashaki Rucker	3,376	*	*	—	—
Oscar Suarez	5,117	*	*	—	—
Millar Wilson	118,775	*	*	—	—
Executive officers and directors as a group (19 persons):	1,533,696	5.12%		842,699	22.37%
Other Greater than 5% Security Holders
Wellington Management Group LLP (4)	3,113,483	10.40%		—	—
Patriot Financial Partners III, L.P. (5)	2,084,197	6.96%		—	—
Blackrock, Inc. (6)	2,056,180	6.87%		—	—
Diana Medina de Marturet (7)	1,495,399	4.99%		479,374	12.74%

*

Holders of Class A Non-voting Common Stock are not entitled to vote on any matter (unless such a vote is required by applicable laws, regulations or the NYSE listing standards in a particular case). A holder of Class A Non-Voting Common Stock shall be permitted to convert shares of Class A Non-Voting Common Stock into shares of Class A Voting Common Stock at any time, provided that upon such conversion the holder, together with all Affiliates (as that term is defined in in 12 C.F.R. Section 225.2(a)) of the holder, will not own or control in the aggregate more than 8.9% of the shares of Class A Voting Common Stock. In any such conversion, each share of Class A Non-Voting Common Stock will convert into one share of Class A Voting Common Stock.

Security Ownership of Certain Beneficial Owners

**	Represents less than 1% of the class.

(1)

For executive officers and directors, represents any shares of Company common stock held by them and any restricted stock units granted to them, but excluding any performance stock units granted to them which have not vested and will not vest within 60 days of March 14, 2024.

(2)

As reported in a statement on Schedule 13G/A filed with the SEC on October 5, 2023, Mr. Capriles has sole voting power over 536,557 shares of Class A Voting Common Stock and shared voting power over 372,337 shares of Class A Voting Common Stock. We understand that Mr. Capriles has sole dispositive power over 485,443 shares of Class A Non-voting Common Stock and shared dispositive power over 333,634 shares of Class A Non-voting Common Stock. Mr. Capriles disclaims beneficial ownership over 372,337 shares of Class A Voting Common Stock and 333,634 shares of Class A Non-voting Common Stock included in the table above and held by one of his sisters of which he has no economic interest therein.

(3)

These shares include shares directly held by Mr. Marturet as well as shares held by certain trusts and companies under common control by and/or for the benefit of Mr. Marturet and certain members of his family. Approximately 4,495 shares of Class A Voting Common Stock owned by companies under control by members of the Marturet family which ownership is indirectly attributed to Mr. Marturet are pledged to secure loans.

(4)

As reported in a statement on Schedule 13G/A filed with the SEC on February 8, 2024 by Wellington Management Group LLP. According to the filing, Amerant Bancorp Inc’s shares of Class A Voting Common Stock are held by the following entities: Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (together, “Wellington”). According to the filing, Wellington had shared voting over 2,608,006 shares of Class A Voting Common Stock and shared dispositive power over 3,113,483 shares of Class A Voting Common Stock. According to the filing, the shares of Class A Voting Common Stock are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP, and no such client is known to have such right or power with respect to more than five percent of shares of Class A Voting Common Stock. Wellington may be deemed to beneficially own, in the aggregate, 3,113,483 shares of Class A Voting Common Stock, representing approximately 10.40% of the outstanding shares of Class A Voting Common Stock of the Company as of December 31, 2023.

(5)

As reported in a statement on Schedule 13D filed with the SEC on April 4, 2019 by Patriot Financial Partners III, L.P, 2,000,000 shares of Class A Voting Common Stock are held by the following group of entities and individuals: Patriot Financial Partners III, L.P., Patriot Financial Partners GP III, L.P., Patriot Financial Partners GP III, LLC, W. Kirk Wycoff, James J. Lynch and James F. Deutsch (together, “Patriot”). In March 2020, Patriot informed the Company that it had acquired an additional 78,289 shares of Class A Voting Common Stock of the Company. In addition, in 2021, Patriot received 5,908 shares of Class A Voting Common Stock in connection with the vesting of Restricted Stock Units that had been granted to a board member that was a Patriot partner. Patriot may be deemed to beneficially own, in the aggregate, 2,084,197 shares of Class A Voting Common Stock, representing approximately 6.96% of the outstanding shares of Class A Voting Common Stock of the Company as of December 31, 2023. We understand that each member of Patriot has shared voting power and shared dispositive power with regard to such shares of Class A Voting Common Stock. Each member of Patriot disclaims beneficial ownership of the shares of Class A Voting Common Stock owned by Patriot Financial Partners III, L.P., except to the extent of its or his pecuniary interest therein.

(6)

As reported in a statement on Schedule 13G/A filed with the SEC on January 29, 2024 by BlackRock, Inc. According to the filing, the Company’s shares of Class A Voting Common Stock are held by BlackRock, Inc. and several of its subsidiaries (“BlackRock”). Also, according to the filing, as of December 31, 2023, BlackRock had sole voting power over 1,996,699 shares of Class A Voting Common Stock and sole dispositive power over 2,056,180 shares of Class A Voting Common Stock. BlackRock may be deemed to beneficially own, in the aggregate, 2,056,180 shares of Class A Voting Common Stock, representing approximately 6.87% of the outstanding shares of Class A Voting Common Stock of the Company as of December 31, 2023.

(7)

As reported in a statement on Schedule 13G filed with the SEC on February 13, 2023, Mrs. Medina de Marturet has sole voting power over 1,384,203 shares of Class A Voting Common Stock and shared voting and dispositive power over 111,196 shares of Class A Voting Common Stock. We understand that Mrs. Medina de Marturet has sole dispositive power over 479,734 shares of Class A Non-voting Common Stock. Mrs. Medina de Marturet disclaims beneficial ownership of 41,690 shares of Class A Voting Common Stock included in the table above as to which she has no economic interest therein.

Certain Relationships and Related Party Transactions

Since January 1, 2023, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any then director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transaction described below.

Related Party Employee

The brother-in-law of Gustavo Marturet M., one of our directors, is a salaried employee of ours and received total compensation of approximately $240,000 in 2023. His compensation was established by us in accordance with our compensation practices, generally, and applicable to employees in similar positions with comparable qualifications, tenure and responsibilities and without the involvement of Mr. Marturet M. This employee is not an executive officer of the Company.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Company or its subsidiaries with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act and Federal Reserve Regulation W. Under applicable SEC and the NYSE rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Our related parties include directors (including nominees for election as directors), executive officers, 5% shareholders and the immediate family members of these persons.

Various Company directors, officers, and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of the Bank and its subsidiaries. From time to time, these persons and entities may enter into transactions in the ordinary course of business with the Bank, including borrowings, all of which are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company or the Bank and do not involve more than the normal risk of collectability or present other unfavorable features. Such transactions are subject to review and approval as provided in our Audit Committee Charter and our Related Party Transaction Policy.

Federal Reserve Regulation O requires loans and other “extensions of credit” made to executive officers, directors and their related interests and to persons beneficially owning with their family 10% or more of the voting securities of a bank or its bank holding company to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures, that are no less stringent than those prevailing at the time for comparable transactions by the Bank with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. The Board would review any loan to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence. In addition, the Audit Committee Charter provides that the Audit Committee will review and approve all related-party transactions.

We have adopted a Related Party Transaction Policy governing the review and approval of transactions with related parties, including those transactions that are expected to exceed $120,000 in any fiscal year. The policy calls for the related party transactions to be reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. Upon determination that a transaction requires review under the policy, the material facts are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, among other relevant factors, whether the related party transaction is in conformity with our Code of Conduct and Ethics and is in our best interest, whether the transaction would be in the ordinary course of our business; and whether the related party transaction is entered into on terms no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. In the event that we become aware of a related party transaction that was not approved under the policy, our Audit Committee will review such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction.

Certain transactions are not subject to the related party transaction approval policy, including: (1) decisions on compensation or benefits relating to directors or executive officers or reimbursements for business travel and expenses,

(2) credit extensions by us in the ordinary course of business, on substantially the same terms, including interest rate

Certain Relationships and Related Party Transactions

and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectability or other unfavorable features, and approved by the Board or an authorized Board or management committee in accordance with our policies or procedures or applicable law, and (3) other financial services, including brokerage services, banking services or services as a bank depositary of funds, transfer agent, registrar, trust or similar services provided by the Company provided that the services are on substantially the same terms as those prevailing at the time for comparable services provided to persons that are not related parties.

All related party transactions, including the one described above, have been made consistent with our policy and applicable law, including Federal Reserve Regulation W, when applicable.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy, components, and additional aspects of our 2023 executive compensation program and is intended to be read in conjunction with the tables that immediately follow this section, which provide further information on executive compensation. Unless the context requires otherwise, for purposes of this section, references to “the Company” refer to Amerant Bancorp Inc. and its subsidiaries, including Amerant Bank, N.A. Our “named executive officers” or “NEOs” for the year ended December 31, 2023, were as follows:

Name	Position
Gerald P. Plush	Chairman, President and Chief Executive Officer (“CEO”)
Sharymar Calderón	Executive Vice President and Chief Financial Officer (“CFO”)
Carlos Iafigliola	Senior Executive Vice President and Chief Operating Officer (“COO”)*
Alberto M. Capriles	Senior Executive Vice President and Chief Risk Officer
Howard A. Levine	Senior Executive Vice President and Head of Consumer Banking
Juan Esterripa	Senior Executive Vice President and Head of Commercial Banking

*	Prior to serving as the Company’s Chief Operating Officer, Mr. Iafigliola served as the Company’s Chief Financial Officer from May 14, 2020 until June 1, 2023.

2023 Executive Transitions

In 2023, Amerant successfully built out its executive leadership team, which included the appointments listed below. Amerant remains focused on attracting the right people to complement our existing team to achieve our strategic objectives.

•	On April 17, 2023, Mr. Esterripa joined Amerant and was appointed Senior Executive Vice President and Head of Commercial Banking.

•	On April 21, 2023, Mr. Iafigliola was promoted to Senior Executive Vice President and COO.

•

Effective June 1, 2023, Ms. Calderón was appointed as Executive Vice President and CFO. Ms. Calderón joined Amerant in June 2021, serving as Senior Vice President and Head of Internal Audit until her appointment as CFO. Upon Ms. Calderón’s appointment as the Company’s CFO on June 1, 2023, Mr. Iafigliola ceased serving as the Company’s CFO.

2023 Financial and Strategic Highlights

Amerant continued its strong performance and growth in 2023. Amerant was able to achieve these accomplishments, despite the current interest rate environment and continued economic uncertainty. Amerant achieved the following key financial and operational results during 2023:

•	Total assets grew by nearly $594 million (6.5%), ending at $9.7 billion at year-end;

•	Deposits increased at a pace of approximately 11.8% year-over-year, while maintaining a 92.4% Loan-to-Deposit ratio;

•	Reported record Core Pre-Provision Net Revenue (“Core PPNR”)[1] of $141.9 million;

•

Expanded brand awareness by becoming the naming rights partner of the arena where the Florida Panthers hockey team is located in Broward County which is now known as Amerant Bank Arena, as well as exclusive sponsor of the Florida Panthers in the banking category, and also by becoming the official bank of Rice University Athletics;

•	As part of our common “look and feel” initiative, we renovated all but two banking centers and the remaining two banking centers are in process of being updated;

•

Established a formal regional headquarters in Broward County, Florida and will open a Tampa, Florida regional headquarters in 2024 that will help us achieve our goal to be the bank of choice in the markets we serve; and

•

Transferred the listing of our common stock to the New York Stock Exchange, which represents a significant milestone in our journey as a public company and reflects our commitment to growth, innovation, and progress.

[1]

Core PPNR is non-GAAP adjusted measures. For additional details and a reconciliation of Core PPNR, to GAAP financial measures, please see Appendix 1 - “Non-GAAP Financial Measures” of the slide presentation attached as Exhibit 99.1 of amended current report on Form 8-K/A of the Company furnished to the SEC on March 15, 2024.

Executive Compensation

Highlights of Our Executive Compensation Practices

The Compensation Committee has structured our executive compensation program to ensure that our NEOs are compensated in a manner consistent with shareholder interests, competitive pay practices and applicable requirements of regulatory bodies. The following are important features of the design and operation of our executive compensation program:

Components of Pay

The components of our 2023 executive compensation program consist primarily of elements that are generally available to our employees, including base salary, annual incentive cash compensation, equity awards, and broad-based benefits.

Element	Performance Period	Objective	Performance Measured / Rewarded for 2023
Base Salary	Annual	Recognizes an individual’s role and responsibilities and provides a stable level of fixed compensation	Reviewed annually and set based on market competitiveness, individual and Company performance, and internal equity considerations
Annual Cash Incentive	Annual	Rewards achievement of annual financial objectives using formulaic pre-set goals and individual achievements	• Core PPNR • Growth in average total core deposits • Core non-interest income/total revenues • Core efficiency ratio • Non-performing loans/total loans • Key initiatives for each NEO
Restricted Stock Units (“RSUs”)	Long-Term	Aligns the interests of executives and shareholders and serves as an important retention vehicle	Annual grants generally vest in equal annual installments over three years beginning on the first anniversary of the grant date
Performance-Based Restricted Stock Units (“PSUs”)	Long-Term	Aligns the interests of executives and shareholders, serves as an important retention vehicle and drives significant Company performance	2023 PSU grants may vest only upon the achievement of relative total shareholder return over a three-year measurement period

Target Pay Mix

The target pay mix supports the core principles of our executive compensation philosophy and objectives of compensating for performance and aligning executive officers’ interests with those of shareholders, by emphasizing both annual and long-term incentives. The Compensation Committee allocated compensation among (i) base salary, (ii) annual cash incentive, and (iii) long-term annual equity incentive. The graphics below illustrate the allocation of annual target total direct compensation payable to the CEO and the average of the other NEOs for 2023.

Executive Compensation

The percentages of target total direct compensation as calculated above are based on the annualized 2023 base salary, the 2023 annual cash incentive compensation opportunity (assuming achievement at the target level), and the grant date fair value of the annual equity grants.

Governance of Our Pay Program

The Compensation Committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs:

What We Do
✓ Stock ownership guidelines apply to our executives and our Board of Directors
✓ Pay-for-performance philosophy and culture
✓ Maintain a clawback policy for executive officers
✓ Majority of pay is performance-based or variable and not guaranteed
✓ Establish separate metrics for our annual cash and long-term equity incentive plan designs
✓ Began granting PSU awards in 2021
✓ Engage an independent compensation consultant
✓ Dual trigger requirement for severance and vesting of equity awards in the event of change in control
✓ Use balanced performance metrics that consider both absolute performance and relative performance versus peers
What We Don’t Do
X No hedging of our stock
X No excise tax gross-ups upon change in control in employment or change in control agreements
X No multi-year guaranteed payments
X No dividends or dividend equivalents paid on shares or units that a participant has not yet earned or that have not vested
X No excessive perquisites

2023 Say-on-Pay Vote

At the 2023 annual meeting of shareholders, our shareholders approved the compensation of our NEOs on an advisory basis, with approximately 84% of the votes cast “For” such approval. The Compensation Committee interpreted shareholder approval of the executive compensation program at such a level as indicating that a substantial majority of shareholders view our executive compensation program, plan design and governance as being well aligned with our shareholders, their investor experience and business outcomes.

Our Executive Compensation Philosophy and Objectives

The Company’s compensation philosophy is the foundation of our overall compensation program and is primarily focused on providing a competitive, total rewards program in alignment with our business objectives, human capital strategy and the interests of our shareholders. We are committed to delivering a compensation program with the fundamental principles of fairness, transparency, efficiency, and compliance with laws and regulations. Based on specific job positions and market conditions, our total rewards program combines fixed and variable compensation: base salary, annual cash incentive, equity-based long-term incentive, and a broad range of benefits. This compensation approach plays a significant role in our ability to attract, retain and motivate the quality of talent necessary to achieve our strategic business goals and drive sustained performance. Our compensation model engages our team members to

Executive Compensation

contribute towards the achievement of our Company objectives, while differentiating pay on performance based on individual contributions. Our commitment to maintaining transparent compensation principles and a diverse and inclusive culture for our teams has a direct impact on engagement, drive and performance.

The Company proactively reviews the results of the compensation programs and their link to the Company’s performance as part of a robust governance process led by the Compensation Committee. Policies and procedures are designed to prevent or mitigate excessive risk-taking, align pay and performance, and ensure proper governance practices. Our programs are flexible, allowing us to respond to changing dynamics in the banking industry, organizational direction, and shareholder interests.

Determination of Named Executive Officer Compensation

Role of the Compensation Committee

The Compensation Committee, which is composed entirely of independent directors, administers the Company’s compensation policies and programs for the CEO and the other NEOs. The Compensation Committee annually reviews and approves Company goals and objectives relevant to the compensation of the CEO and the other NEOs. The Compensation Committee evaluates the performance of the CEO and the other NEOs considering those Company goals and objectives. The Compensation Committee then approves the calculation of the CEO’s and the other NEOs’ incentive compensation based on applicable performance metrics. The Compensation Committee determines and approves compensation levels for the CEO and the other NEOs based on those evaluations and any other factors as it deems appropriate, including competitive market data, individual and Company performance, skills, experience, complexity and criticality of role, and internal pay equity. The Compensation Committee reviews and approves, as applicable, (i) base salary, (ii) annual cash incentive compensation, (iii) long-term incentive compensation, generally in the form of equity or equity-linked compensation, and (iv) any other compensation, perquisites, and annual or supplemental benefits for the CEO and the other NEOs.

Role of Management

Management, including the CEO and the Chief People Officer, assists the Compensation Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. The CEO and other executive officers may participate in Compensation Committee meetings to provide background information and other requested items but are not present during the voting or discussions of their own compensation. The CEO provides recommendations to the Compensation Committee for the other NEOs regarding compensation, performance goals, performance reviews, and other employment-related matters, such as hiring, promotions, or severance payments. The Compensation Committee considers the CEO’s recommendations but retains authority to approve or recommend to the Board of Directors compensation decisions to be approved.

Role of the Independent Compensation Consultant

The Compensation Committee has directly engaged Aon’s Human Capital Solutions practice, a division of Aon plc (otherwise known as McLagan) (“McLagan”) as its external compensation consultant. McLagan reports to, and receives its direction from, the Compensation Committee, and a representative of McLagan regularly attends Compensation Committee meetings as its independent advisor. McLagan helped facilitate the executive officer compensation process, including the creation of a compensation peer group for comparing our NEOs’ compensation to the market and provides advice and information on other executive compensation matters.

In reviewing McLagan’s performance and considering its continued engagement, the Compensation Committee evaluated McLagan’s independence and any conflicts of interest in accordance with applicable SEC rules and the NYSE listing requirements. The Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and its senior advisors. The Compensation Committee considered McLagan’s provision of other services to the Company, the fees paid by the Company to McLagan as a percentage of McLagan’s total revenue, McLagan’s policies and procedures to prevent conflicts of interest, and the confirmation by McLagan that it and its representatives have no business or personal relationship with any member of the Compensation Committee, do not own any stock of the Company, and have no business or personal relationship with any executive officer of the Company. The Compensation Committee concluded that McLagan is independent of the Compensation Committee and of Company management and has no conflicts of interest in its performance of services to the Compensation Committee.

Executive Compensation

Peer Group

The Compensation Committee believes that obtaining relevant market and benchmark data is very important to making determinations about executive officer compensation. Such information provides a reference point for making decisions.

The Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Compensation Committee also considers the practices of our competitors and the broader industry for recruiting and retaining talent.

The Compensation Committee, with the assistance of its independent consultant, developed a peer group in 2022 for use in establishing 2023 compensation. The peer group was defined using the following criteria:

•	Publicly traded bank holding companies with total assets of $5.25 billion to $20 billion.

•	Not located in Alaska, California, Hawaii, Oregon, and Washington.

•	Consumer loans comprising less than 30% of the total loan portfolio.

•	Located within a Top 100 Metropolitan Statistical Area.

•	Individual consideration given for business model compatibility.

The 2023 compensation peer group consisted of the following companies:

Atlantic Union Bankshares Corporation	Brookline Bancorp, Inc.
Byline Bancorp, Inc.	ConnectOne Bancorp, Inc.
CrossFirst Bankshares, Inc.	Dime Community Bancshares, Inc.
Enterprise Financial Services Corp	First Financial Bancorp.
Flushing Financial Corporation	Independent Bank Group, Inc.
Lakeland Bancorp, Inc.	National Bank Holdings Corporation
Northfield Bancorp, Inc.	Peapack-Gladstone Financial Corporation
Provident Financial Holdings, Inc.	Republic First Bancorp, Inc.
Sandy Spring Bancorp, Inc.	Seacoast Banking Corporation of Florida
Stock Yards Bancorp, Inc.	TowneBank
Triumph Financial, Inc.	Trustmark Corporation
Univest Financial Corporation	Veritex Holdings, Inc.

Except for the removal of Home Bancshares, the 2023 compensation peer group is identical to the 2022 compensation peer group. Home Bancshares was removed from the 2023 compensation peer group because in April 2022 it completed the acquisition of another financial institution and, after the acquisition, its total assets exceed $20 billion and, consequently, it exceeded the upper limit of the total asset criteria of our compensation peer group.

Elements of 2023 Compensation

Base Salaries

The base salaries of our NEOs are set annually by the Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job title or responsibility. In establishing base salaries for our NEOs, the Compensation Committee has relied on external market data and peer data obtained from outside sources, including its independent consultant. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

•	Each NEO’s scope of responsibility and criticality of role;

•	Each NEO’s years of experience;

•	The types and amount of compensation paid to each NEO;

•	Company performance; and

•	Each NEO’s individual performance and the NEO’s contributions to Company performance.

Executive Compensation

The Compensation Committee approved salary increases in 2023 for Mr. Iafigliola, Mr. Capriles, and Mr. Levine to align with the market and consideration of the factors listed above. The Compensation Committee approved base salaries for Ms. Calderón and Mr. Esterripa in connection with their appointments to the Company during 2023 as CFO and Head of Commercial Banking, respectively. The Compensation Committee established the initial base salaries for Ms. Calderón and Mr. Esterripa through arm’s length negotiations at the time they were appointed, considering the market and the factors listed above.

NEOs	2022 Base Salary	2023 Base Salary	% Change
Gerald Plush	$900,000	$900,000	0%
Sharymar Calderón	N/A	$300,000	N/A
Carlos Iafigliola	$435,750	$465,000	6.7%
Alberto M. Capriles	$425,000	$455,000	7%
Howard Levine	$450,000	$475,000	5.5%
Juan Esterripa	N/A	$475,000	N/A

2023 Annual Cash Incentive

Our NEOs are eligible to earn annual cash incentive awards under our Annual Variable Compensation Program based on the level of achievement of performance goals for each applicable performance cycle. In addition to meeting the performance goals for the plan, NEOs must also be employed and in good standing at the time of payment to receive an incentive payout under the plan.

Our Annual Variable Compensation Program is a short-term, non-equity incentive plan that is intended to motivate and reward the NEOs’ performance and contributions to our success and focus each NEO’s attention on specific goals. The plan provides an annual cash incentive based on the achievement of Company performance metrics and the execution of key initiatives defined for each NEO. Under the Annual Variable Compensation Program, the amount of each named executive officer’s potential bonus payout that can be earned at threshold, target and maximum levels is determined as a percentage of the NEO’s base salary, but those levels can be adjusted in the judgment of the Compensation Committee.

Target Opportunities

The target annual cash incentive opportunity under the Annual Variable Compensation Program for 2023 for our NEOs, expressed as a percentage of their base salary and as a dollar amount, is detailed in the following table. In consultation with McLagan and based on market data and their individual performance, the Compensation Committee increased the target opportunities for Messrs. Iafigliola and Capriles from 50% to 60% and from 60% to 75% for Mr. Levine. The target opportunity for Mr. Plush remained unchanged for 2023.

NEOs	Target Opportunity (as a % of base salary)*	Target Opportunity ($)
Gerald Plush	100%	$900,000
Sharymar Calderón*	75%	$225,000
Carlos Iafigliola	60%	$279,000
Alberto Capriles	60%	$273,000
Howard Levine	75%	$356,250
Juan Esterripa*	75%	$356,250

*

Since Mr. Esterripa and Ms. Calderón were appointed to their positions in April and June 2023, respectively, they were entitled to participate in the 2023 annual cash incentive plan on a prorated basis.

Company Performance Metrics

As soon as possible at the beginning of each fiscal year, the Compensation Committee sets the Company performance metrics that will be used to determine the bonus payment to be awarded to each NEO. The Company performance metrics, which represent 60% of the target annual incentive opportunity for each NEO, for 2023 included: Core PPNR, growth in average total core deposits, core non-interest income over total revenues, core efficiency ratio, and non-performing loans over total loans.

Executive Compensation

A specific percentage weight was allocated to each of these performance metrics as set forth in the table below. The Compensation Committee also established a threshold, target, and maximum performance level for each performance metric. If performance falls below the threshold level for any performance metric, no payment is earned; however, payment is earned for the other performance metrics that are achieved at least equal to the threshold level. Maximum represents the maximum level of performance at which a payment is earned on each performance metric. If the performance achieved for any Company performance metric is above the maximum level, no additional incentive above the maximum incentive for such performance metric is earned. Actual performance between threshold, target and maximum performance levels is interpolated to determine the amount of payment based on relative achievement of the performance metrics.

The Compensation Committee established the 2023 Company performance goals based on the expectation that 2023 performance would increase compared to 2022 performance except for those metrics that would likely be impacted by the historic increases in interest rates and the uncertain economic environment. In the case of Core PPNR, the threshold for 2023 was set above the 2022 maximum level to account for the expected increase in this metric when compared to 2022 primarily from projected higher net interest income. The threshold, target and maximum performance levels for the Growth in Average Total Core Deposits were set at levels slightly lower than 2022 because in 2023 certain types of professional funding that fell in the category of core deposits would be deemphasized in favor of emphasizing the development of full banking relationships with our consumer and commercial banking customers aligning the focus of our executive team on a key goal of our long-term growth strategy. Finally, the threshold, target and maximum performance levels for the Core Non-Interest Income over Total Revenues were set at lower levels than 2022 to account for the expected impact of the historic increases in interest rate in the mortgage business. The threshold, target and maximum performance levels for each selected Company performance metric (60% of total) and the actual result for each Company performance metric in 2023, which led to an overall payout at 66% of target, were as follows:

Company Performance Metrics	Weight	Threshold (50%)	Target (100%)	Maximum (150%)	2023 Achievement	2023 Performance Level
Core PPNR (millions) (1)	25%	$137.5	$171.9	$206.2	$141.9	Above Threshold
Growth in Avg. Total Core Deposits	10%	17.2%	19.1%	21.0%	11.5%	Below Threshold
Core Non-Interest Income /Total Revenues (2)	7.5%	13.8%	15.3%	16.9%	14.8%	Above Threshold
Core Efficiency Ratio (3)	7.5%	64.8%	58.9%	53.0%	63.3%	Above Threshold
Non-Performing Loans / Total Loans	10%	0.92%	0.84%	0.76%	0.47%	Maximum

(1)

Core PPNR is a non-GAAP adjusted measure and excludes one-time non-recurring items unrelated to core results. For additional details and a reconciliation of Core PPNR to GAAP financial measures, please see Appendix 1 - “Non-GAAP Financial Measures” of the slide presentation attached as Exhibit 99.1 of amended current report on Form 8-K/A of the Company furnished to the SEC on March 15, 2024.

(2)

Core Non-Interest Income is a non-GAAP adjusted measure and excludes one-time non-recurring items unrelated to core results. For additional details and a reconciliation of Core Non-Interest Income to GAAP financial measures, please see Appendix 1 - “Non-GAAP Financial Measures” of the slide presentation attached as Exhibit 99.1 of amended current report on Form 8-K/A of the Company furnished to the SEC on March 15, 2024.

(3)

Core Efficiency Ratio is a non-GAAP adjusted measure and excludes the effect of restructuring costs and other non-routine items. For additional details and a reconciliation of Core Efficiency Ratio to GAAP financial measure, please see Appendix 1 - “Non-GAAP Financial Measures” of the slide presentation attached as Exhibit 99.1 of amended current report on Form 8-K/A of the Company furnished to the SEC on March 15, 2024.

Performance on Key Individual Initiatives

The Compensation Committee also considers the individual evaluations performed for each NEO in relation to the execution of strategic objectives and key initiatives, which for the 2023 awards, represent 40% of the annual cash incentive target opportunity. NEOs are eligible to receive anywhere between 0% - 150% of target for this portion of the award. For the performance of key individual initiatives, the Compensation Committee determined that Messrs. Plush and Iafigliola earned at 150%, Messrs. Levine and Esterripa and Ms. Calderón earned at 137.5%, and Mr. Capriles earned 112.5% of their individual targets based on the performance assessments described below.

•

Mr. Plush (150%): Delivered strong loan and deposit growth and substantially improved deposit composition. Oversaw the executive team buildout, including the promotion of Mr. Iafigliola to COO, the appointment of

Executive Compensation

Ms. Calderón as CFO, and recruited Mr. Esterripa as the new Head of Commercial Banking. Significantly expanded the Company’s operations and neared completion of the “common look and feel” initiative across all branches. Efficiently and effectively navigated the Company through the March 2023 liquidity crisis caused by regional bank failures. Completed the transfer of the stock listing from Nasdaq to NYSE which is critical to our journey as a public company. Initiated executive management succession and development process for all executive team members. Continued to raise the profile and brand awareness of the Company, including extending a partnership with the University of Miami, leading the Amerant Bank Arena naming rights deal, and establishing a partnership with Rice University. Completed key Company goals, including a revamp of the strategic planning process, refined the organizational structure, and led the adoption new business processes. Led efforts resulting in 100% ownership of Amerant Mortgage and successfully retained key leadership.

•

Ms. Calderón (137.5%): Successfully transitioned from Head of Internal Audit to CFO. Established a sustainable model for the integration of the finance department with other functions across the Company. Continued the transition plan to improve Sarbanes-Oxley compliance. Took steps to increase awareness of Amerant’s value proposition through enhanced investor relations materials. Provided regular updates and detailed feedback to the Board on short- and long-term strategic planning.

•

Mr. Iafigliola (150%): Worked closely with the CEO, other executives, and direct reports to support strategic priorities and tactical projects to enhance profitability and improve operations. Improved the liquidity management process during the regional bank liquidity crisis in March 2023. Successfully led on the execution of key finance and business operations initiatives. During a two-month period in 2023, coordinated the IT, operations, and finance teams in preparation for the transition to the new CFO. Oversaw numerous key business operation initiatives, including new products and services, branch optimization, IT, vendor management, sale of assets, investor relations, and M&A and partnership opportunities. Successfully led the transition of our core data processing platform. Continued to raise the profile and brand awareness of the Company through supporting the investor relations team and leading several community initiatives.

•

Mr. Capriles (112.5%): Successfully led the continuous improvement of the Enterprise Risk Management framework and bolstered the Company’s liquidity metrics, stress testing, and resilience. Led the formation of the Chief Credit Officer organization. Led on the execution of key internal audit, IT, operations, and cyber initiatives.

•

Mr. Levine (137.5%): Played an instrumental role in recruiting and onboarding the new Head of Commercial Banking and helped in the recruiting and hiring of key employees across the Company. Supported the achievement of key strategic objectives and business development goals in private banking, business banking, wealth management, and retail business segments, including relevant increase in deposits, loans and assets under management.

•

Mr. Esterripa (137.5%): Executed on key talent management goals, including hiring leaders for multiple lines of business and eliminated redundant positions. Implemented improved processes around priority business initiatives. Achieved important financial performance goals for deposits, loans, and referred business.

Payout Determination

The Compensation Committee verifies achievement relative to the target for the Company performance metrics and the individual performance metrics to determine the respective performance levels. The Compensation Committee then adds the amounts for the two portions together to determine the total 2023 annual cash incentive plan payout for each NEO. The total payout under our Annual Variable Compensation Program for each NEO for 2023 is reflected in the table below.

NEOs	Target Annual Incentive	Company Metrics: 60% of Target(*)	Company Metrics: Actual Performance %(*)	Company Metrics: Payout Amount(*)	Individual Metrics: 40% of Target(*)	Individual Metrics: Actual Performance %	Individual Metrics: Payout Amount(*)	Total Achievement as % of Target(*)	Total Annual Incentive Award in 2023(*)
Mr. Plush	$900,000	$540,000	66%	$355,484	$360,000	150%	$540,000	99.5%	$895,484
Ms. Calderón (1)	$225,000	$135,000	66%	$88,871	$90,000	137.5%	$123,750	94.5%	$156,671
Mr. Iafigliola	$279,000	$167,400	66%	$110,200	$111,600	150%	$167,400	99.5%	$277,600
Mr. Capriles	$273,000	$163,800	66%	$117,830	$109,200	112.5%	$122,850	84.5%	$230,680
Mr. Levine	$356,250	$213,750	66%	$140,712	$142,500	137.5%	$195,938	94.5%	$336,650
Mr. Esterripa (1)	$356,250	$213,750	66%	$140,712	$142,500	137.5%	$195,938	94.5%	$238,460

(*)	Amounts rounded to the nearest whole number.

Executive Compensation

(1)

Ms. Calderón and Mr. Esterripa were eligible for a pro-rated 2023 annual incentive payout based on the amount of time they served in their roles with the Company in 2023. For Ms. Calderón’s 2023 annual bonus, the total amount also included a pro-rated portion of her individual performance for the five months she served as Head of Internal Audit prior to her appointment as CFO, which she earned at 143.5% of target.

Long-Term Incentives Program

The third and largest component of the executive compensation program is long-term equity incentives. Long-term equity incentive awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term shareholder value. The Compensation Committee has designed the long-term incentive opportunity to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders. In 2021, the Compensation Committee added PSUs to the long-term equity incentive mix and since then it grants the Company’s NEOs a mix of RSUs and PSUs. The long-term incentives create a strong link between payouts and performance, and a strong alignment between the interests of executive officers and the interests of our shareholders. Long-term equity incentives also promote retention, because generally executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making them shareholders with a personal stake in the value they are intended to create.

2023 Long-Term Incentives

For 2023, the Compensation Committee determined that the award vehicle mix should be 50% time-based RSUs and 50% PSUs based on the closing price of our common stock on the date of grant at an aggregate dollar value equal to a percentage of the NEO’s annual base salary at the time of grant. In consultation with McLagan and based on market data and his individual performance, the Compensation Committee increased the 2023 target long-term incentive opportunity for Mr. Plush from 111% to 120%. The time-based RSUs ratably vest over a three-year period from the date of grant. As discussed further below, the PSUs use relative Total Shareholder Return, or TSR, as a metric for a three-year performance period, beginning January 1, 2023 and ending December 31, 2025.

In 2023, our NEOs were awarded the following equity grants:

	2023 Long-Term Incentives

NEOs	Total Target Award Opportunity as a % of Salary	RSUs (#)		Target PSUs (#)
Mr. Plush	120%	18,665		18,666
Ms. Calderón	75%	6,306		6,306
	—	5,605	(1)	—
Mr. Iafigliola	60%	4,821		4,822
Mr. Capriles	60%	4,718		4,718
Mr. Levine	75%	6,157		6,157
Mr. Esterripa	75%	9,064		9,065
	—	20,356	(2)	—

(1)

On June 1, 2023, Ms. Calderón was awarded 5,605 RSUs in connection with a sign-on grant related to her appointment as Executive Vice-President and Chief Financial Officer. The RSUs will vest in substantially equal installments over three years, provided that Ms. Calderón remains in the continuous service of the Company or a subsidiary through each such date. See the section titled “Sign-On Awards for Ms. Calderón and Mr. Esterripa” below.

(2)

On April 17, 2023, Mr. Esterripa was awarded 20,356 RSUs in connection with a sign-on grant related to his appointment as Senior Executive Vice-President and Head of Commercial Banking. The RSUs will vest in substantially equal installments over three years, provided that Mr. Esterripa remains in the continuous service of the Company or a subsidiary through each such date. See the section titled “Sign-On Awards for Ms. Calderón and Mr. Esterripa” below.

Executive Compensation

The 2023 PSUs may be earned and vest upon the achievement of the Company’s TSR during a performance period from January 1, 2023, through December 31, 2025, relative to the companies in our compensation peer group. As detailed in the chart below, the actual number of PSUs earned will be based on the percentile rank of Amerant’s TSR relative to the TSRs of the companies in the peer group.

Performance Level	TSR Percent Rank	Earned Percentage
Below Threshold	Below 35th Percentile	0%
Threshold	35th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

Interpolation is used to determine payout level in between performance levels. If the Company’s absolute TSR for the performance period is a negative number (without regard to the TSR of the peer group), then irrespective of the Company’s relative TSR to the peer group, the number of PSUs earned and shares issued will be capped at the Target performance level.

The Compensation Committee views the inclusion of a metric that includes TSR as critical because it ties executive officer compensation with the creation of shareholder value and aligns the interests of executive officers with those of Amerant and its shareholders. By measuring our stock performance relative to peers, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management. Additionally, it provides rewards that are more directly aligned with performance through different economic cycles.

All equity awards are also subject to each NEO remaining in the continuous service of the Company through the vesting date.

2021-2023 PSUs Payouts

The PSUs granted in 2021 had a three-year performance period that ended on December 31, 2023. In January 2024, the Compensation Committee certified the performance of these PSUs based on the Company’s relative TSR percentile ranking against the Company’s peer group. For the performance period, the Company’s TSR was 58.6%, which ranked at the 100th percentile of the peer group, resulting in a payout of 150% of the target number of PSUs granted in 2021.

Payout percentages at various levels of performance for the 2021-2023 PSUs are illustrated in the table below.

Performance Level	TSR Percent Rank	Earned Percentage
Below Threshold	Below 35th Percentile	0%
Threshold	35th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

The following table lists the number of 2021-2023 PSUs earned by applicable NEOs for this three-year performance period. These PSUs vested in February 2024.

NEOs	2021-2023 PSUs Earned at 150% of Target (#)
Mr. Plush	38,288
Ms. Calderón*	N/A
Mr. Iafigliola	10,821
Mr. Capriles	10,529
Mr. Levine*	N/A
Mr. Esterripa*	N/A

*	These NEOs did not receive a grant of PSUs in 2021.

Executive Compensation

In 2021, Mr. Plush also received a sign-on grant of PSUs and were earned based on the same relative TSR performance goal described above. The maximum number of PSUs that Mr. Plush could earn for the sign-on PSU grant was capped at target. Based on the Company’s relative TSR performance for the performance period, Mr. Plush earned 62,377 PSUs. These PSUs also vested in February 2024.

Sign-On Awards for Ms. Calderón and Mr. Esterripa

As noted above in the “Long-Term Incentives Program” section, in connection with their appointment as executive officers at the Company in 2023, Ms. Calderón and Mr. Esterripa were each granted sign-on awards of RSUs with a grant date value of $100,000 and $400,000, respectively. The sign-on RSUs granted to Ms. Calderón and Mr. Esterripa will vest in equal annual installments over three years. Mr. Esterripa also received a sign-on cash bonus of $400,000 at the time of his appointment and the Company reimbursed Mr. Esterripa’s previous employer for tuition expenses that totaled $84,000. In the event Mr. Esterripa voluntarily terminates his employment with the Company for any reason or is terminated for cause before the third anniversary of his start date, he will be required to repay the Company the $400,000 sign-on cash bonus and the $84,000 in tuition expenses; as follows: (i) if such termination occurs within the first 12 months of his start date, he will be required to repay 100% of the sign-on cash bonus and tuition expenses; (ii) if the termination occurs after 12 months but before 24 months following his start date, he will be required to repay the Company 66.66% of the sign-on cash bonus and 50% of the $84,000 in tuition expenses; and (iii) if the termination occurs after 24 months but before 36 months following his start date, he will be required to repay 33.33% of the sign-on cash bonus. The obligations to reimburse the tuition expense and to reimburse the sign-on cash bonus expire after the second and third anniversary of his start day, respectively.

Prior to becoming CFO of the Company in June 2023, Ms. Calderón received a grant of 2,500 RSUs in February 2023 as part of her regular long-term incentive award due to her position as Senior Vice President and Head of Internal Audit at the Company, which will also vest in equal annual installments over three years.

Broad-Based Benefits and Perquisites

Our NEOs are eligible to participate in the same benefit plans designed for all our full-time employees, including health, dental, vision, life and disability plans. The purpose of our employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors. We also provide limited perquisites for NEOs, including an executive physical, auto allowance and cell phone payments.

Life Insurance Benefits

As of December 31, 2023, the Company had entered into split-dollar life insurance agreements only with Messrs. Iafigliola and Capriles. Under each split-dollar life insurance agreement, the Company has purchased a life insurance policy on the life of each executive, and the executive’s designated beneficiary(ies) will receive a portion of the death benefit under the policy upon the executive’s death. Through December 31, 2023, the death benefit during employment for Messrs. Iafigliola and Capriles was $1,500,000 and $1,000,000, respectively. These split-dollar life insurance agreements were subsequently terminated.

After completing a restructure of our BOLI program, in January 2024, the Company entered into split-dollar life insurance agreements with each of the named executive officers, except Mr. Plush. Since January 2024, the death benefit during employment for Ms. Calderón and Messrs. Capriles, Esterripa, Iafigliola and Levine is $1,250,000. Mr. Plush holds an individual life insurance policy that is paid in full by the Company with a death benefit totaling $2,000,000.

Under the current split-dollar life insurance policy a portion of the death benefit is endorsed to the applicable NEO, and each year the applicable NEO has an imputed income attributable to his portion of the death benefit. Each NEO is then subject to income taxes on this imputed income. The Company pays each NEO that has entered into a split-dollar life insurance agreement the applicable amount for the NEO to offset the income tax related to the imputed income from his portion of the death benefit.

In cases where a split-dollar life insurance agreement has been entered into with an NEO, the life insurance benefits may continue beyond termination of employment if participants have met the retirement requirements of 55 years of age and 15 years of service, or 60 years of age and 10 years of service prior to termination.

401(k) Plan

The Company sponsors the Amerant Bank Retirement Benefits Plan, or the 401(k) Plan, for its employees. Each employee is eligible to make contributions to the 401(k) Plan and receive matching employer contributions after attaining age 18

Executive Compensation

and three-months’ of employment with the Company. The NEOs may participate in the 401(k) Plan on the same terms as the rest of the Company’s employees. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan. Each participant may defer eligible compensation subject to the statutory limit and participants that are 50 years or older can also make additional “catch-up” contributions above the statutory limit. As a safe harbor plan, the Company matches 100% of the first 5% of the participants’ contribution to the 401(k) Plan. All contributions made by both the participants and the Company to the participants’ accounts are vested immediately.

Executive Deferred Compensation Plan

The Company maintains a non-qualified deferred compensation plan, or the Deferred Compensation Plan, for highly compensated employees, including the NEOs. Currently, Messrs. Plush, Iafigliola and Capriles participate in this plan and Messrs. Levine and Esterripa and Ms. Calderón do not. The Deferred Compensation Plan is designed to prevent such employees from being disadvantaged by 401(k) Plan limits and supplements the 401(k) Plan’s savings opportunities, however, it does not provide eligible employees with a matching Company contribution.

The Deferred Compensation Plan limits deferral contributions to 50% of the participant’s non-bonus compensation and 100% of the participant’s annual bonus compensation and does not permit investments in Company stock. All deferrals, earnings, and gains on each participant’s account in the Deferred Compensation Plan are vested immediately.

Employee Stock Purchase Plan

We have an Employee Stock Purchase Plan (“ESPP”) for all eligible employees. The ESPP provides for six month offering periods commencing each December 1st and ending on May 31st of the following year and beginning on each June 1st and ending on the following November 30th. Under the terms of the ESPP, eligible employees may contribute through payroll deductions up to $21,250 (85% of IRS limitation) of their compensation toward the purchase of the Company’s Class A common stock. The price per share is equal to the lower of 85% of the fair market price on the first trading day of the offering period or 85% of the fair market price on the last trading day of the offering period.

Compensation Policies and Practices and Risk Management

Stock Ownership Guidelines

In December of 2023, the Board approved amendments to our stock ownership guidelines. The purpose of the updates was to align our ownership guidelines to those of our peer group and other public companies and make them applicable to our most senior executives. The guidelines require our directors and executives (including Executive Vice-Presidents) to own shares of our Class A Common Stock having values equal to the applicable multiple of base salary for executives and annual cash retainer for directors, as set forth in the table below:

Officers and Directors	Ownership requirement
Chief Executive Officer	4x
Other Executive Management Committee Members	2x
Executive Vice-Presidents	1x
Non-Employee Directors	4x

Shares that count toward meeting the share ownership guidelines include: (i) shares owned outright, directly or indirectly, including shares held in trust for the benefit of the director or officer; (ii) restricted stock or RSUs not subject to attainment of stated performance goals, or performance-based awards that have already met the required performance or vesting criteria; (iii) shares or share equivalents beneficially held in any employee stock purchase plan, retirement savings plan, deferred compensation plan, employee stock ownership plan or similar plan; and (iv) deferred shares or deferred stock units.

Shares that do not count towards meeting the share ownership guidelines include: (i) unexercised stock options and stock appreciation rights and (ii) unearned performance-based restricted stock or units.

Executive Compensation

The officers and directors have five years from their appointment or promotion to the applicable position to comply with the share ownership guidelines. The Board may, in its discretion, extend the period of time for attainment of such ownership levels in appropriate circumstances. Until the required ownership level is met, the officers and directors are required to retain 50% of the shares received from us under our equity incentive plan net of shares withheld for taxes or payment of the applicable exercise price.

Anti-Hedging Policy

The Company’s Insider Trading Policy prohibits officers, directors, employees and all other Covered Persons (as that term is defined in the Insider Trading Policy) from engaging in transactions with securities issued by the Company or its subsidiaries, including shares of the Company’s Class A Common Stock, or Company Securities, of a speculative nature at any time. This prohibition includes short-selling Company Securities or engaging in transactions involving Company Derivative Securities (options, warrants, RSUs, stock appreciation rights or similar rights whose value is derived from the value of the Company’s Securities). Officers, directors and employees are, however, not prohibited from receiving and exercising options, RSUs, stock appreciation rights or other Derivative Securities granted under the Company’s equity incentive plans.

Clawback Policy

In 2023, the Compensation Committee adopted the Amerant Bancorp Inc. Clawback Policy to enable the Company to recover erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy is designed to comply with, and to be interpreted in a manner consistent with, Section 10D of the Exchange Act, SEC Rule 10D-1, and with the NYSE listing rules. Under the policy, in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must recover erroneously awarded incentive-based compensation previously paid to the Company’s executive officers in accordance with the terms of such clawback policy. Furthermore, under the policy, the Company is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded incentive-based compensation and from paying or reimbursing an executive officer for purchasing insurance to cover any such loss.

Compensation Risk Oversight

The Compensation Committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components, and other elements of our programs, and reviewing and approving the compensation of our NEOs. The Compensation Committee has conducted a risk assessment and has concluded that our executive compensation program and employee core incentive plans do not create risks that are reasonably likely to have a material adverse effect on us.

Tax and Accounting Considerations

When appropriate, the Compensation Committee takes into consideration the accounting and tax treatment of the compensation and benefit arrangements for the named executive officers. These considerations are in addition to those described above that were material to the pay decisions for the most recent fiscal year.

Employment Agreements and Other Arrangements with the NEOs

The Company currently only maintains an employment agreement with Mr. Plush that sets forth his base salary, bonus compensation, equity compensation, and benefits, as well as provides him with the opportunity to receive certain post-employment payments and benefits, including acceleration of equity awards in the case of certain involuntary terminations of employment or resignations for good reason. On January 3, 2024, the Company entered into an amended and restated employment agreement with Mr. Plush that provides for a three-year term beginning January 1, 2024, and provides for automatic one-year extensions unless expressly not renewed. The terms of Mr. Plush’s amended employment agreement are generally consistent with the prior version of the employment agreement except for the following: increase in annual base salary to $960,000 beginning January 1, 2024, revisions to the severance benefits to which Mr. Plush would be entitled to in the event of termination by the Company without “cause” or by Mr. Plush for

Executive Compensation

“good reason” (as those terms are defined in the agreement), a term life insurance policy that upon death provides $2 million in benefits, and a covenant not to compete was adjusted to provide a geographical area within 50 miles of the Company’s headquarters.

On March 22, 2023, the Company entered into an offer letter with Mr. Esterripa that sets forth the initial compensation terms of his employment. Pursuant to the terms of the offer letter, Mr. Esterripa’s annual base salary was set at $475,000. Mr. Esterripa is entitled to short-term variable compensation with a target of 75% base salary based on attainment of Company and individual performance goals. In connection with his appointment as Senior Executive Vice President, Head of Commercial Banking, on April 17, 2023 (the “Esterripa Grant Date”), Mr. Esterripa received: i) a sign-on grant in the form of RSUs that shall vest ratably over a three-year period with a value equal to $400,000 (the “Esterripa Sign-on Grant”); and ii) a long-term incentive grant of RSUs and PSUs (collectively, the “Esterripa LTI Grant”) with a value equal to 75% of his base salary. Fifty percent (50%) of the Esterripa LTI Grant was in the form of RSUs that shall vest ratably over a three-year period and the remaining fifty percent (50%) was in the form of PSUs that will cliff vest subject to the achievement of performance goals at the end of a three-year performance period. The number of units awarded pursuant to the Esterripa Sign-on Grant and the Esterripa LTI Grant were determined using the closing price of the Company’s common stock on the Esterripa Grant Date. Mr. Esterripa also received a $400,000 one-time cash sign-on bonus and up to $100,000 in education reimbursement to Mr. Esterripa’s former employer (the actual reimbursed amount was $84,000). Mr. Esterripa’s one-time cash sign-on bonus and education reimbursement are subject to recoupment under certain circumstances. See the section titled “Sign-On Awards for Ms. Calderón and Mr. Esterripa” above.

On May 5, 2023, the Company entered into an offer letter with Ms. Calderón, effective as of June 1, 2023, that sets forth the initial compensation terms of her employment. Pursuant to the terms of the offer letter, Ms. Calderón’s initial annual base salary was set at $300,000. Ms. Calderón is entitled to short-term variable compensation with a target of 75% base salary based on attainment of Company and individual performance goals. In connection with her appointment as CFO, on June 1, 2023 (the “Calderón Grant Date”), Ms. Calderón received: i) a sign-on grant in the form of RSUs that shall vest ratably over a three-year period with a value equal to $100,000 (the “Calderón Sign-on Grant”); and ii) a long-term incentive grant of RSUs and PSUs (collectively, the “Calderón LTI Grant”) with a value equal to 75% of her base salary, or $225,000. Fifty percent (50%) of the Calderón LTI Grant was in the form of RSUs that shall vest ratably over a three-year period and the remaining fifty percent (50%) was in the form of PSUs that will cliff vest subject to the achievement of performance goals at the end of the three-year performance period. The number of units to be awarded pursuant to the Calderón Sign-on Grant and the Calderón LTI Grant was determined using the closing price of the Company’s common stock on the Calderón Grant Date.

The Company has also entered into a Change in Control Agreement (“CIC Agreement”) with each of the non-CEO NEOs that provides for certain severance protections in the event of a change in control of the Company. The CIC Agreements for these NEOs remain in effect for 24 months following the effective date and automatically renew for an additional 12 months unless the Company notifies the NEO at least 90 days before such renewal.

Messrs. Iafigliola, Capriles, Levine, and Esterripa and Ms. Calderón have also entered into Restrictive Covenant Agreements that include customary intellectual property, non-solicitation, non-compete and confidentiality provisions.

The terms of the arrangements related to termination and change in control for all the NEOs are described in detail in the section entitled “Potential Payments Upon Termination of Change of Control”.

Compensation Committee Report

The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company. Based on this review and discussion, the Compensation and Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Human Capital Committee:

Ashaki Rucker, Chair

Pamella J. Dana, PhD.

Gustavo Marturet Medina

Oscar Suarez

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information required under SEC rules concerning the compensation paid to our NEOs by the Company in respect of our fiscal years ended December 31, 2023, 2022, and 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(*)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)(*)
Gerald P. Plush	2023	900,00	—	1,083,346	895,484	48,729	2,927,559
Chairman, President and	2022	895,000	—	994,847	1,006,794	63,090	2,959,731
Chief Executive Officer	2021	743,750	—	2,584,574	1,073,125	232,920	4,634,369
Sharymar Calderón (6)	2023	268,883	—	377,705	156,671	10,998	814,257
Executive Vice-President and Chief Financial Officer
Carlos Iafigliola (7)	2023	465,000	—	279,840	277,600	9,138	1,031,578
Senior Executive Vice-President	2022	433,675	—	355,478	243,890	20,012	1,053,055
and Chief Operating Officer
Alberto M. Capriles	2023	455,000	—	273,833	230,680	17,753	977,266
Senior Executive Vice-President and	2022	425,000	—	246,777	238,821	26,927	937,524
Chief Risk Officer	2021	425,000	—	233,873	262,969	55,084	976,926
Howard Levine (8)	2023	475,000	—	357,352	336,650	32,220	1,201,222
Senior Executive Vice-President and	2022	247,500	—	149,972	173,071	21,317	591,860
Head of Consumer Banking
Juan Esterripa (9)	2023	336,458	400,000	724,956	238,460	104,528	1,804,402
Senior Executive Vice-President
and Head of Commercial Banking

(*)	Amounts rounded to the nearest whole number.

(1)

Amount of salary reported in any year may differ from the annual base salary amount due to the timing of changes in base salary or, hiring, or promotion of an NEO. NEOs who are also directors do not receive any additional compensation for services provided as a director while they are NEOs.

(2)	Amount in this column includes the $400,000 cash sign-on bonus for Mr. Esterripa.

(3)

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the RSUs and PSUs, computed in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”), excluding the effect of estimated forfeitures. Amounts shown in this column relating to RSUs reflect the market value of the RSUs using the closing price of a share of our common stock as reported on the Nasdaq Stock Market on the date of grant (on the grant dates of all these Stock Awards, the Company’s shares of common stock were still traded on the Nasdaq Stock Market), multiplied by the number of shares underlying each award. Amounts shown in this column relating to PSUs were determined using a Monte Carlo simulation model. The grant date fair value of the PSUs included above is determined based upon achievement of performance at the “target” level, which is the probable outcome of the performance metrics associated with each award of PSUs. If performance for the PSUs were to be achieved at the “maximum” level, the grant date fair value of the PSUs for the NEOs would have been as follows: $815,051 for Mr. Plush, $139,331 for Ms. Calderón, $210,553 for Mr. Iafigliola, $206,011 for Mr. Capriles, $268,830 for Mr. Levine, and $220,271 for Mr. Esterripa. Dividend equivalents accrue on these PSUs subject to the same performance-based vesting requirements as these PSUs.

(4)

The amounts shown in this column represent the annual cash incentive amounts earned by the NEOs for 2023 under the Annual Variable Compensation Program, as described in the section titled “2023 Annual Cash Incentive” in the CD&A.

Executive Compensation Tables

(5)	The amounts reported in this column for 2023 for our NEOs reflect the following:

Name	401(k) Company Match ($)(A)	Life Insurance Gross-Up ($)(B)	Perquisites ($)(C)	Total ($)(*)
Gerald P. Plush	16,500	30,884	1,345	48,729
Sharymar Calderón	10,998	—	—	10,998
Carlos Iafigliola	7,558	861	720	9,138
Alberto M. Capriles	16,007	1,027	720	17,753
Howard A. Levine	16,500	—	15,720	32,220
Juan Esterripa	10,048	—	94,480	104,528

(*)	Amounts rounded to the nearest whole number.

(A)	Amounts include the Company matching contributions under the 401(k) Plan.

(B)

Amounts include the premium of Mr. Plush’s individual life insurance policy and the gross-up payments related to imputed income from the split-dollar life insurance plan (BOLI) for Messrs. Iafigliola and Capriles. See the section titled “Broad-Based Benefits and Perquisites-Life Insurance Benefits” in the CD&A for additional information on this benefit.

(C)

Amounts include car allowance ($625) (after January 2023 Mr. Plush’s monthly car allowance was discontinued as the Company now provides Mr. Plush with the limited ability to use a company car and driver exclusively for Company related events) and cellular phone payments ($720) for Mr. Plush; cellular phone payments ($720) for Mr. Iafigliola; cellular phone payments ($720) for Mr. Capriles; and car allowance ($15,000) and cellular phone payments ($720) for Mr. Levine; and car allowance ($10,000), cellular phone payments ($480), and tuition reimbursement to his prior employer ($84,000) for Mr. Esterripa.

(6)

Ms. Calderón was appointed as CFO of the Company effective June 1, 2023, and was not a named executive officer in the Company’s 2022 and 2021 proxy statements. Therefore, her compensation data for 2022 and 2021 are not included in this table. The 2023 salary amount in the salary column for Ms. Calderón reflects the sum of the salary she received for the five months she served as Head of Internal Audit and the salary she received for the seven months she served as Chief Financial Officer.

(7)

Mr. Iafigliola was not a named executive officer in the Company’s 2021 proxy statement. Therefore, his compensation data for 2021 is not included in this table. Prior to serving as the Company’s Chief Operating Officer, Mr. Iafigliola served as the Company’s Chief Financial Officer from May 14, 2020 until June 1, 2023.

(8)

Mr. Levine was appointed to his position with the Company effective June 8, 2022, and was not a named executive officer in the Company’s 2021 proxy statement. Therefore, his compensation data for 2021 is not included in this table.

(9)

Mr. Esterripa was appointed as Head of Commercial Banking effective April 19, 2023, and was not a named executive officer in the Company’s 2022 and 2021 proxy statements. Therefore, his compensation data for 2022 and 2021 are not included in this table.

For the purpose of business entertainment, the Company has season tickets to certain sporting events. When these tickets are not used for business entertainment, they may be available to NEOs and other employees. No compensation value for such tickets is included in the tables above.

Executive Compensation Tables

Grants of Plan Based Awards Table

The following table sets forth additional details regarding grants of equity and non-equity plan-based awards during the fiscal year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value Of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gerald P. Plush		450,000	900,000	1,350,000	—	—	—	—	—
	2/16/2023	—	—	—	9,333	18,666	27,999	—	543,367	(5)
	2/16/2023	—	—	—	—	—	—	18,665	539,978	(6)
Sharymar Calderón		112,500	225,000	337,500	—	—	—	—	—
	2/16/2023	—	—	—	—	—	—	2,500	72,325	(6)
	6/1/2023	—	—	—	3,153	6,306	9,459	—	92,887	(5)
	6/1/2023	—	—	—	—	—	—	6,306	112,499	(6)
	6/1/2023	—	—	—	—	—	—	5,605	99,993	(6)
Carlos Iafigliola		139,500	279,000	418,500	—	—	—	—	—
	2/16/2023	—	—	—	2,411	4,822	7,233	—	140,368	(5)
	2/16/2023	—	—	—	—	—	—	4,821	139,472	(6)
Alberto Capriles		136,500	273,000	409,500	—	—	—	—	—
	2/16/2023	—	—	—	2,359	4,718	7,077	—	137,341	(5)
	2/16/2023	—	—	—	—	—	—	4,718	136,492	(6)
Howard Levine		178,125	356,250	534,375	—	—	—	—	—
	2/16/2023	—	—	—	3,078	6,157	9,235	—	179,230	(5)
	2/16/2023	—	—	—	—	—	—	6,157	178,122	(6)
Juan Esterripa		178,125	356,250	534,375	—	—	—	—	—
	4/17/2023	—	—	—	4,532	9,065	13,597	—	146,853	(5)
	4/17/2023	—	—	—	—	—	—	9,064	178,108	(6)
	4/17/2023	—	—	—	—	—	—	20,356	399,995	(6)

(1)

The annual cash incentive plan provides a cash payout based on the level of achievement of Company performance metrics and individual performance goals for each applicable performance cycle. The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for the NEOs under the Annual Variable Compensation Program. The amount of the annual cash incentive opportunity depends on the base salary of the NEOs for the year. The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and the maximum achievement is determined using straight-line interpolation.

(2)

In order for any payout to be earned, performance must be at the threshold level for at least one metric. The number of PSUs earned for performance falling between the threshold and target achievement levels and the target and the maximum achievement is determined using straight-line interpolation.

(3)	Amounts disclosed in these columns reflect the potential threshold, target and maximum number of PSUs granted to our NEOs in 2023.

(4)	Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2023 and include the promotion and sign-on RSU awards for Ms. Calderón and Mr. Esterripa, respectively.

(5)

Amounts disclosed for this award reflect the grant date fair value of the PSUs on the grant date based on the probable outcome of the applicable performance conditions and was calculated at target based on a combination of the closing market price of our common stock on the grant date and a Monte Carlo simulated fair value in accordance with ASC 718.

(6)

Amounts disclosed for this award reflect the grant date fair value of the RSUs, which was computed in accordance with ASC Topic 718 with the assumptions described in Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Executive Compensation Tables

Narrative Discussion of the Summary Compensation Table and Grant of Plan-Based Awards Table

The material terms of the pay elements included in the Summary Compensation Table and Grant of Plan-Based Awards Table for our NEOs are described above in the CD&A. The Company currently maintains an employment agreement with Mr. Plush and offer letters with Mr. Esterripa and with Ms. Calderón. The terms of the employment agreement with Mr. Plush in effect as of December 31, 2023 (“Mr. Plush Prior Employment Agreement”), provided for a three-year term beginning on February 15th, 2021, and provided for automatic one-year extensions unless expressly not renewed. Under this agreement, Mr. Plush received a base salary (reviewed at least annually by the Compensation Committee and could be increased but not decreased), an annual performance bonus, and was eligible to receive equity-based awards. Mr. Plush was also entitled to participate in all employee benefit plans, practices and programs maintained by the Bank or the Company, accrual of vacation time, reimbursement for a club membership as well as certain out-of-pocket business, entertainment, and travel expenses. The agreement also provided for a one-time payment of $100,000 to cover Mr. Plush’s relocation expenses and a one-time temporary housing allowance of $15,000 per month for up to three months. Mr. Plush’s Prior Employment Agreement was amended in January 2023 to discontinue Mr. Plush’s monthly car allowance as the Company provides Mr. Plush with the ability to use a company car and driver exclusively for Company related events. As described further above in the section titled “Employment Agreements and Other Arrangements with the NEOs” in the CD&A, the Company entered into an amended employment agreement with Mr. Plush on January 3, 2024.

The terms of Mr. Esterripa’s and Ms. Calderón’s offer letters set forth the initial compensation terms of their employment with the Company as described above in the CD&A. Mr. Iafigliola previously entered into an employment agreement with the Company and that employment agreement with Mr. Iafigliola expired on March 16, 2023. None of the other NEOs currently have employment agreements with the Company.

Executive Compensation Tables

For additional information on other agreements with our NEOs, see the section titled “Employment Agreements and Other Arrangements with the NEOs” in the CD&A.

Outstanding Equity Awards at Fiscal Year-End Table 2023

The table below sets forth the outstanding equity awards held by our NEOs as of December 31, 2023.

		Stock Awards
Name	Grant Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(*)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(*)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(**)
Gerald P. Plush	2/16/2021	8,509 (2)	209,066	—	—
	2/16/2021	20,793 (2)	510,884	—	—
	2/16/2022	9,810 (3)	241,032	—	—
	2/16/2023	18,665 (4)	458,599	—	—
	2/16/2021	—		39,451 (5)	969,311
	2/16/2021	—	—	64,364 (6)	1,581,423
	2/16/2022	—	—	7,759 (7)	190,639
	2/16/2023	—	—	18,934 (8)	465,208
Sharymar Calderón	7/27/2021	678 (9)	16,658	—	—
	2/16/2022	1,667 (10)	40,958	—	—
	2/16/2023	2,500 (4)	61,425	—	—
	1/6/2023	5,605 (11)	137,715	—	—
	1/6/2023	6,306 (11)	154,938	—	—
	1/6/2023	—	—	6,364 (8)	156,363
Carlos Iafigliola	2/16/2021	2,285 (2)	56,142	—	—
	2/16/2022	2,500 (3)	61,425	—	—
	2/16/2022	2,000 (3)	49,140	—	—
	2/16/2023	4,821 (4)	118,452	—	—
	2/16/2021	—	—	10,593 (5)	260,270
	2/16/2022	—	—	1,977 (7)	48,575
	2/16/2023	—	—	4,891 (8)	120,172
Alberto Capriles	2/16/2021	2,340 (2)	57,494	—	—
	2/16/2022	2,434 (3)	59,803	—	—
	2/16/2023	4,718 (4)	115,921	—	—
	2/16/2021	—	—	10,863 (5)	266,904
	2/16/2022	—	—	1,925 (7)	47,297
	2/16/2023	—	—	4,786 (8)	117,592
Howard Levine	6/8/2022	3,450 (12)	84,767	—	—
	2/16/2023	6,157 (4)	151,277	—	—
	2/16/2023	—	—	6,245(8)	153,440
Juan Esterripa	4/17/2023	20,356 (13)	500,147	—	—
	4/17/2023	9,064 (13)	222,702	—	—
	4/17/2023	—	—	9,195 (8)	225,921

(*)	The amounts reported in this column include share dividend equivalents.

(**)	Amounts rounded to the nearest whole number.

(1)	Based on the closing price of $24.57 per share of the Company’s common stock on the New York Stock Exchange on December 29, 2023, the last day of trading in 2023.

(2)

Amounts disclosed reflect the number of unvested RSUs that are subject to time-based vesting. The RSUs will vest on February 16, 2024, subject to such named executive officer’s continued service with us through the vesting date.

Executive Compensation Tables

(3)

Amounts disclosed reflect the number of unvested RSUs that are subject to time-based vesting. One-half of the RSUs will vest on each of February 16, 2024, and February 16, 2025, subject to such named executive officer’s continued service with us through each vesting date.

(4)

Amounts disclosed reflect the number of unvested RSUs that are subject to time-based vesting. One-third of the RSUs will vest on each of February 16, 2024, February 16, 2025, and February 16, 2026, subject to such named executive officer’s continued service with us through each vesting date.

(5)

Amounts disclosed reflect the number of unvested PSUs held by our named executive officers, based on achievement of all applicable performance goals at the maximum level for the 2021-2024 performance period, plus the additional PSUs (at the target level) representing the accumulated dividend equivalents accrued over the period from the grant date through December 31, 2023. These PSUs were unvested as of December 31, 2023, however, as discussed above in the CD&A, the PSUs were earned at 150% of target and vested on February 16, 2024.

(6)

Amounts disclosed reflect the number of unvested sign-on PSUs held by Mr. Plush, based on achievement of all applicable performance goals at the target level for the 2021-2024 performance period, plus the additional PSUs (at the target level) representing the accumulated dividend equivalents accrued over the period from the grant date through December 31, 2023. These PSUs were unvested as of December 31, 2023, however, as discussed above in the CD&A the PSUs were earned at 100% of target and vested on February 16, 2024.

(7)

Amounts disclosed reflect the number of unvested PSUs held by our named executive officers, based on achievement of all applicable performance goals at the threshold level for the 2022-2024 performance period, plus the additional PSUs (at the target level) representing the accumulated dividend equivalents accrued over the period from the grant date through December 31, 2023. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of the performance cycle and might be more than the number shown in this column.

(8)

Amounts disclosed reflect the number of unvested PSUs held by our named executive officers, based on achievement of all applicable performance goals at the target level for the 2023-2025 performance period, plus the additional PSUs (at the target level) representing the accumulated dividend equivalents accrued over the period from the grant date through December 31, 2023. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of the performance cycle and might be more than the number shown in this column.

(9)

Amount disclosed reflects the number of unvested restricted stock held by Ms. Calderón that is subject to time-based vesting. The restricted stock will vest on July 27, 2024, subject to such Ms. Calderón’s continued service with us through the vesting date.

(10)

Amount disclosed reflects the number of unvested restricted stock held by Ms. Calderón that is subject to time-based vesting. One half of the restricted stock will vest on each February 16, 2024, and February 16, 2025 subject to such Ms. Calderón’s continued service with us through each vesting date.

(11)

Amount disclosed reflects the number of unvested RSUs held by Ms. Calderón that are subject to time-based vesting. One-third of the RSUs will vest on each of June 1, 2024, June 1, 2025 and June 1, 2026, subject to Mr. Calderón’s continued service with us through each vesting date.

(12)

Amount disclosed reflects the number of unvested RSUs held by Mr. Levine that are subject to time-based vesting. One-half of the RSUs will vest on each of June 8, 2024, and June 8, 2025, subject to Mr. Levine’s continued service with us through each vesting date.

(13)

Amount disclosed reflects the number of unvested RSUs held by Mr. Esterripa that are subject to time-based vesting. One-third of the RSUs will vest on each of April 17, 2024, April 17, 2025 and April 17, 2026, subject to Mr. Levine’s continued service with us through each vesting date.

Executive Compensation Tables

Option Exercises and Stock Vested Table

The following table sets forth information concerning the vesting of all stock awards on an aggregate basis for each NEO during the fiscal year ended December 31, 2023. The NEOs do not hold any options and as a result there were no option exercises during the fiscal year ended December 31, 2023. The data included in the “Option Exercises and Stock Vested” table is compiled based on each transaction date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)(*)
Gerald P. Plush	34,204	989,522
Sharymar Calderón	1,510	37,706
Carlos Iafigliola	4,535	131,198
Alberto Capriles	3,556	102,875
Howard Levine	1,725	35,449
Juan Esterripa	—	—

(*)	Amounts rounded to the nearest whole number.

(1)	The amounts shown in this column represent the total number of shares of restricted stock and of shares subject to RSUs that vested during 2023.

(2)

The amounts shown in this column reflect the value realized upon vesting of the restricted stock and RSUs as calculated based on the price of a share of our common stock on the vesting date, multiplied by the number of shares underlying each award. The value realized on vesting is pre-tax.

Non-Qualified Deferred Compensation Table

The following table provides information with respect to each defined contribution or other plan that provides for non-qualified deferred compensation in which our NEOs participate. For 2023, Messrs. Plush, Iafigliola and Capriles, participated in the deferred compensation plan. For more information on the Deferred Compensation Plan, see the section titled “Broad-Based Benefits and Perquisites” section in the CD&A.

Name	Executive Contributions in Last FY ($)(1)(*)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(*)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(2)(*)
Gerald P. Plush	76,154	—	27,161		245,845
Sharymar Calderón	—	—	—	—	—
Carlos Iafigliola	37,155	—	61,960		286,242
Alberto Capriles	28,731	—	21,750		175,282
Howard Levine	—	—	—	—	—
Juan Esterripa	—	—	—	—	—

(*)	Amounts rounded to the nearest whole number.

(1)	The amounts listed in this column are reported as compensation in the amounts included in the “Salary” column of the 2023 Summary Compensation Table.

(2)	The amounts listed for Messrs. Plush and Capriles include an aggregate of $11,654, and $7,567, respectively, which were reported in our Summary Compensation Table for 2021.

The Company maintains the Deferred Compensation Plan for highly compensated employees, including the NEOs. The Deferred Compensation Plan is designed to prevent such employees from being disadvantaged by 401(k) Plan limits and supplements the 401(k) Plan’s savings opportunities, however since 2022, it does not provide eligible employees with a matching Company contribution.

Executive Compensation Tables

The Deferred Compensation Plan limits deferral contributions to 50% of the participant’s non-bonus compensation and 100% of the participant’s annual bonus compensation and does not permit investments in Company stock. In 2023, Messrs. Plush, Iafigliola and, Capriles participated in the Deferred Compensation Plan while Ms. Calderón and Messrs. Levine and Esterripa did not. Each participant’s account under the Deferred Compensation Plan holds their contributions, along with earnings, expenses, gains, and losses. Each participant makes his or her own investment decisions as to amounts held in a participant’s account from investment options that are designated in a services agreement between the Company and Fidelity Investments, Inc. for the Deferred Compensation Plan.

All deferrals, earnings, and gains on each participant’s account in the Deferred Compensation Plan are distributed in cash after the participant’s separation from service, either in a lump sum payment or in installment payments, in accordance with the participant’s distribution election. Each distribution, whether in a lump sum or a series of installment payments, commences on the first day of the month following the month in which the applicable triggering event occurred. Installment payments continue annually from the commencement date of the first installment distribution. If the participant’s separation from service is due to the participant’s disability or death, the deferrals, employer contributions, earnings, and gains on the participant’s account will immediately become 100% vested and payment will be made in such form as designated in the participant’s distribution election.

Potential Payments Upon Termination or Change in Control

Upon termination of an NEO’s employment with the Company, or upon a change in control, the Company maintains certain arrangements pursuant to which NEOs are eligible to receive cash severance, equity vesting and other benefits.

In accordance with SEC rules, we have used certain assumptions in determining the amounts shown in the tables and the narrative below. We have assumed that the termination of employment or change in control occurred on December 31, 2023. On that date, Mr. Plush was still eligible for severance and other benefits under his employment agreement, dated January 14, 2021. In addition, since many factors (e.g., the time of year when the event occurs, our stock price and the executive’s age) could affect the nature and amount of benefits a NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the tables below. Under these SEC rules, the potential payments upon termination or change in control do not include certain distributions to the NEO or benefits to which the NEO is already entitled, including the value of equity awards that have already vested and distributions from qualified retirement plans.

Termination Without Cause or By Executive for Good Reason (not involving a Change in Control)

Cash and Other Amounts

Under the employment agreement with Mr. Plush in effect as of December 31, 2023, in the event of a termination of his employment by the Company without “Cause” or by the NEO for “Good Reason” (as these terms are defined in the agreements, and collectively a “Qualifying Termination”) unrelated to a change in control, Mr. Plush would be entitled to receive one and a half times the sum of (i) the base salary and (ii) the average of the annual bonuses earned for the three full years preceding the year in which such Qualifying Termination occurs or, if less than three years, the greater of (A) the average of the annual bonuses earned for all full years preceding the year in which the termination occurs, or (B) if less than one year, the target annual bonus in effect for the year in which the termination occurs, which sum shall be payable in substantially equal installments over a period of 18 months in accordance with the Bank’s normal payroll practices; and reimbursements under COBRA (as defined in the agreements), if properly elected for a period of up to 18 months following the date of termination.

Equity Awards

Under the PSU and RSU award agreements, all NEOs are eligible for the following upon a termination of employment by the Company without “Cause” or by the NEO for “Good Reason” (as these terms are defined in the award agreements):

•	Outstanding and unvested RSUs will vest pro-rata based on the number of months from the grant date through the date of termination; and

•

Outstanding and unvested PSUs would be earned at the greater of target or actual performance as of the termination date, pro rata based on the number of months from the grant date through the date of termination.

Executive Compensation Tables

Termination Without Cause or By Executive for Good Reason Following a Change in Control

Cash and Other Amounts

Under the employment agreement with Mr. Plush in effect as December 31, 2023, in the event of a Qualifying Termination during the 24 months following a “Change in Control” (as defined in his agreement), Mr. Plush would be eligible to receive a lump sum equal to 2.99 times the sum of (i) the base salary and (ii) the average of the annual bonuses earned for the three full years preceding the year in which such qualifying termination occurs; and (iii) reimbursements under COBRA, if properly elected for a period of up to 18 months following the date of termination.

Under the CIC Agreements with Messrs. Iafigliola, Capriles, Levine, and Esterripa and Ms. Calderón in effect as of December 31, 2023, in the event of a Qualifying Termination during the 24 months following a “Change in Control” (as defined in those agreements), they are eligible to receive a lump sum equal to (i) 24 months of base salary, (ii) the average of the annual bonuses earned for the three full years preceding the year in which such qualifying termination occurs; if only two years of bonuses have been paid, the average of the annual bonuses earned for the two years preceding the year in which such qualifying termination occurs; if only one year of bonuses has been paid, they will receive the amount of that bonus payment; and if less than one year of bonuses have been paid, they will receive a pro-rated target bonus through the date of termination; and (iii) reimbursements under COBRA, if properly elected for a period of up to 18 months.

Equity Awards

Under the PSU, RSU, and restricted stock award agreements, all NEOs are eligible to receive the following:

•

Upon a Change in Control (as defined in the award agreements) all outstanding RSUs and restricted stock awards will vest except to the extent that a replacement RSU or restricted stock award (“Replaced Award”) is provided to the NEO.

•

If after receiving the Replaced Award, the NEO’s employment terminates by the Company without “Cause” or by the NEO for “Good Reason” within 12-24 months following the Change in Control for RSUs and 24 months for the restricted stock, all outstanding and unvested Replaced Awards will vest and become payable in full. Upon a Change in Control (as this term is defined in the PSU award agreements), all outstanding and unvested PSUs are earned at the greater of target or actual performance as of the termination date, pro-rata based the number of months from the grant date through the Change in Control.

Death or Disability

Cash and Other Amounts

Under the employment agreement with Mr. Plush in effect as of December 31, 2023, in the event of a termination due to death or Disability (as defined in the employment agreements), Mr. Plush (or his estate and/or beneficiaries, as the case may be) would be entitled to receive: (i) any accrued but unpaid base salary and any accrued but unused vacation; (ii) reimbursement for unreimbursed business expenses properly incurred prior to the termination of employment; (iii) such employee benefits, if any, as to which he may be eligible under the Company’s employee benefit plans as of the termination of employment; and (iv) a lump sum cash payment equal to the product of the annual bonus that he would have earned for the year in which the termination occurs based on achievement of the applicable performance goals for such year and a fraction, the numerator of which is the number of days employed during the year of termination and the denominator of which is the number of days in such year.

Equity Awards

Under the PSU, RSU, and restricted stock award agreements, all NEOs are eligible to receive the following in the event of a termination due to death or Disability (as defined in the award agreements):

•	All outstanding and unvested RSUs and restricted stock will vest and become payable in full.

•	All outstanding and unvested PSUs will be earned and become payable at target.

Executive Compensation Tables

The following Potential Payments upon Termination or Change-in-Control table shows the value to each NEO of hypothetical benefits and payments provided upon termination as of December 31, 2023, under the Company’s policies and programs.

Name	Compensation Component	Change in Control ($)		Qualifying Termination In Connection With Change in Control ($)		Termination Without Cause Or Good Reason ($)		Death or Disability ($)
Gerald P. Plush
	Cash Severance			5,800,479	(1)	2,909,939	(2)	895,484	(3)
	PSUs	2,859,311	(4)			2,859,311	(5)	3,073,756	(6)
	RSUs			1,419,581	(7)	994,071	(8)	1,419,581	(9)
	Benefits:			20,180	(10)	20,180	(10)

	Total:	2,859,311		7,240,240		6,783,502		5,388,821

Sharymar Calderón
	Cash Severance			662,008	(11)
	PSUs	30,404	(4)			30,404	(5)	156,363	(6)
	RSUs			354,078	(7)	75,674	(8)	354,078	(9)
	Restricted Stock			57,617	(12)			57,617	(13)
	Benefits:			20,408	(10)

	Total:	30,404		1,094,111		106,078		568,058

Carlos Iafigliola
	Cash Severance			1,152,900	(11)
	PSUs	350,226	(4)			350,226	(5)	390,884	(6)
	RSUs			176,093	(7)	116,952	(8)	285,184	(9)
	Benefits and Perquisites:			11,283	(10)

	Total:	350,226		1,340,277		467,178		676,068

Alberto Capriles
	Cash Severance			1,142,784	(11)
	PSUs	354,286	(4)			354,286	(5)	390,393	(6)
	RSUs			233,218	(7)	129,525	(8)	233,218	(9)
	Benefits:			28,545	(10)

	Total:	354,286		1,627,817		483,811		623,611

Howard Levine
	Cash Severance			1,123,071	(11)
	PSUs	46,884	(4)			46,884	(5)	153,440	(6)
	RSUs			236,044	(7)	90,962	(8)	236,044	(9)
	Benefits:			17,744	(10)

	Total:	46,884		1,376,859		137,846		389,484

Juan Esterripa
	Cash Severance			1,202,332	(11)
	PSUs	56,480	(4)			56,480	(5)	225,921	(6)
	RSUs			722,849	(7)	180,712	(8)	722,849	(9)
	Benefits and Perquisites:			18,298	(10)

	Total:	56,480		1,943,479		237,193		948,771

(1)	The amount shown is equal to 2.99 times the sum of base salary plus the average of the 2022 and 2021 annual incentive payouts for Mr. Plush.

Executive Compensation Tables

(2)	The amount shown is equal to 1.5 times the sum of base salary plus the average of 2022 and 2021 annual incentive payouts for Mr. Plush.

(3)

The amount shown is the pro rata amount of any annual incentive award payable in the year of separation. This is the same annual incentive amount reported in the Summary Compensation Table for 2023 because the table assumes termination would have occurred on the last day of the fiscal year.

(4)

PSUs will partially vest upon a change in control. The PSUs will vest pro rata at the greater of target or actual performance through the date of the change in control. The amount shown is the market value of the PSUs that would vest pro rata at the greater of target or actual performance based on the stock price of $24.57 on December 29, 2023, the last trading day in 2023, plus the value of the dividend equivalents accrued on the PSUs, which have the same vesting conditions as these PSUs.

(5)

PSUs will vest pro rata at the greater of target or actual performance upon the termination of employment without cause or by the NEO for good reason. The amount shown is the market value of the PSUs that would vest pro rata at the greater of target or actual performance based on the stock price of $24.57 on December 29, 2023, plus the value of the dividend equivalents accrued on the PSUs, which have the same vesting conditions as these PSUs.

(6)

PSUs will vest at target as of the NEO’s death or disability. The amount shown is the market value of the PSUs that would vest at target based on the stock price of $24.57 on December 29, 2023, plus the value of the dividend equivalents accrued on the PSUs, which have the same vesting conditions as these PSUs.

(7)

All unvested RSUs will vest upon the change in control, even if the NEO was not terminated, if the surviving entity fails to replace the award. Any RSUs that were replaced by the surviving entity will fully vest upon the termination of employment without cause or by the NEO for good reason within 12-24 months following a change in control. The amount shown is the market value of the RSUs that would vest based on the stock price of $24.57 on December 29, 2023.

(8)

RSUs will vest pro-rata upon the termination employment without cause or by the NEO for good reason. The amount shown is the market value of the RSUs that would vest pro rata based on the stock price of $24.57 on December 29, 2023.

(9)	RSUs will fully vest as of the NEO’s death or disability. The amount shown is the market value of the RSUs that would vest based on the stock price of $24.57 on December 29, 2023.

(10)	Reimbursement for COBRA payments for a period of 18 months. The amounts shown are the estimated cost to the Company for such benefits during the period.

(11)

The amount shown is equal to twenty-four months of base salary plus the average of the prior year annual incentive payouts for Messrs. Iafigliola, Capriles and Levine, and Ms. Calderón and the pro-rated target 2023 annual bonus for Mr. Esterripa.

(12)

All unvested restricted stock will vest upon the change in control, even if the NEO was not terminated, if the surviving entity fails to replace the award. Any restricted stock awards that were replaced by the surviving entity will fully vest upon the termination of employment without cause or by Ms. Calderón for good reason within 24 months following a change in control. The amount shown is the market value of the restricted stock that would vest based on the stock price of $24.57 on December 29, 2023.

(13)

Restricted stock will fully vest as of Ms. Calderón’s death or disability. The amount shown is the market value of the restricted stock that would vest based on the stock price of $24.57 on December 29, 2023.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”).

Our median employee compensation in 2023 as calculated using Summary Compensation Table requirements was $129,123. Our Chief Executive Officer’s 2023 compensation as reported in the Summary Compensation Table was $2,927,558. Therefore, our CEO Pay Ratio is approximately 23 to 1.

Methodology and Pay Ratio

We identified the median employee using our employee population on December 1, 2023 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). Under the relevant rules, we are required to

Executive Compensation Tables

identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the actual cash compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of December 1, 2023, the annual base pay and actual bonus or commission paid in 2023 for Fiscal Year 2022 performance. In identifying the median employee, we annualized the compensation values of individuals that joined our Company during 2023. After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s actual total direct compensation in accordance with the requirements of the Summary Compensation Table.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Pay Versus Performance

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO 1(1) ($)	Summary Compensation Table Total for PEO 2(1) ($)	Compensation Actually Paid to PEO 1 (1)(2)(3) ($)	Compensation Actually Paid to PEO 2 (1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($Thousands)	Core PPNR ($ Thousands)(5)
							TSR ($)	Peer Group TSR ($)
2023	—	2,927,559	—	2,687,710	1,165,745	1,191,371	116.36	96.65	30,789	141,990
2022	—	2,959,731	—	1,668,456	918,499	777,465	124.87	97.52	61,963	105,479
2021	396,728	4,634,369	1,591,669	8,174,519	1,254,145	1,589,521	158.84	124.06	110,311	69,907
2020	1,604,927	—	764,927	—	728,501	161,192	69.76	89.69	(1,722)	71,023

(1)
Millar Wilson was our PEO in 2020 and from January 1, 2021 through March 19, 2021. Gerald P. Plush has been our PEO since March 20, 2021. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Alberto Peraza	Miguel Palacios	Carlos Iafigliola	Sharymar Calderón
Miguel Palacios	Alberto Capriles	Miguel Palacios	Carlos Iafigliola
Alfonso Figueredo	Alfonso Figueredo	Alberto Capriles	Alberto Capriles
		Howard Levine	Howard Levine
Juan Esterripa

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Gerald P. Plush ($)	Exclusion of Stock Awards for Gerald P. Plush ($)	Inclusion of Equity Values for Gerald P. Plush ($)	Compensation Actually Paid to Gerald P. Plush ($)
2023	2,927,559	(1,083,346)	843,497	2,687,710

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,165,745	(402,737)	428,363	1,191,371

Pay Versus Performance

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Gerald P. Plush ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Gerald P. Plush ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Gerald P. Plush ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Gerald P. Plush ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Gerald P. Plush ($)	Total - Inclusion of Equity Values for Gerald P. Plush ($)
2023	890,797	(121,865)	—	74,565	—	843,497

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	437,437	(9,985)	—	911	—	428,363

(4)
Cumulative Total Shareholder Return (“TSR”) for each fiscal year is measured over a period running from the last trading day before the covered fiscal year began, through and including the end of the covered fiscal year, calculated assuming reinvested dividends. The comparison assumes an initial fixed investment of $100 in the Company’s common stock on December 31, 2019. The Peer Group TSR set forth in this table utilizes the KBW Nasdaq Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Nasdaq Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Core PPNR to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years. Core PPNR is a non-GAAP measure and is calculated as net income attributable to the Company plus provision for (reversal of) credit losses, provision for income tax expense and non-routine noninterest expense items less non-routine noninterest income items. For more information on Core PPNR, please see the section titled “
2023 Annual Cash Incentive
” in the Compensation Discussion & Analysis in this proxy statement.

Pay Versus Performance

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid, Company Total Shareholder Return (“TSR”) and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years, and the Peer Group TSR over the same period.

Pay Versus Performance

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Core PPNR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Core PPNR during the four most recently completed fiscal years.

Pay Versus Performance

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2023 to Company performance. The measures in this table are not ranked.

Core PPNR Core Efficiency Ratio Relative TSR Non-performing Loans/Total Loans Growth in Average Total Core Deposits

Director Compensation

Our non-employee director compensation is determined by the Board based upon the recommendation of the Compensation Committee, which are determined based on input from the Compensation Committee’s compensation consultant, market data (including the Company’s peer group), governance trends and best practices. See the section titled “Executive Compensation-Compensation Consultant”.

The Board uses a combination of cash and stock-based compensation to attract qualified candidates to serve as directors and to compensate them for their service. In setting the compensation of non-employee directors, the Compensation Committee and the Board consider the significant amount of time that the Board and its Committees are expected to expend, the workload and responsibility, the skills, knowledge, and understanding needed for service on the Board, and the types and amounts of director pay of our identified peer group.

The Compensation Committee and the Board annually review non-employee director compensation, and the Board, upon the recommendation of the Compensation Committee, has from time to time changed the amounts and forms of director pay. Our overall director compensation was updated effective January 1st 2023 by increasing the amount of the annual equity grant from $50,000 to $60,000. In addition, effective July 1, 2023, the Compensation Committee approved the annual cash retainer per membership and annual cash Chair retainer for the Bank’s board level Trust Committee. The creation of this Trust Committee, which is responsible for overseeing the Bank’s Trust Department, was approved by the Board of Directors of the Bank in June 2023.

Except for the annual cash retainer of $25,000 (payable in equal monthly installments) for the Lead Independent Director that was approved effective June 2022 in connection with the update to our Board leadership structure, whereby our President and Chief Executive Officer also serves as Chairman, all cash retainers remain unchanged from the levels set since June 2021.

Non-Employee Director Compensation Structure

Annual Retainer paid to all Non-Employee Directors for Board Service in 2023
Cash retainer for Board service (1)	$46,000
Cash retainer per Audit Committee membership (1)	$12,000
Cash retainer per all other Company Committee membership (1)	$10,000
Cash retainer per Trust Committee membership (Bank) (1)	$5,000
Annual Equity Grant (2)	$60,000
Committee chair, and Lead Independent Director annual retainer
Lead Independent Director retainer (1)	$25,000
Annual Audit Committee Chair retainer (1)	$15,000
Annual Committee Chair retainer for all other Company Committees (1)	$12,000
Annual Committee Chair retainer for Trust Committee (Bank) (1)	$7,500

(1)	Payable in equal monthly installments.

(2)	Restricted Stock Units equivalent to $60,000 based on grant day price with one year vesting starting after the annual meeting.

When applicable, non-employee directors are also reimbursed for their travel, lodging and related expenses incurred in connection with attending Board, committee, and shareholders meetings as well as any other designated Company events.

Mr. Gerald P. Plush who is a director but serves as the Company’s Chairman, President & CEO and therefore is an executive officer of the Company does not receive any compensation for services provided as a director.

Director Compensation

2023 Non-employee Director Compensation Table

The following table provides information on 2023 compensation for each of our non-employee directors who served during 2023. The table below reflects payments made in connection with service on our Board, the Bank’s Board, the Company’s Board Committees, and the Bank’s Trust Committee as applicable.

	Fees Earned or Paid in Cash ($)(*)(1)	Stock Awards ($)(2)(*)	Total (*)($)
Pamella J. Dana (3)	$122,500	$59,980	$182,480
Miguel A. Capriles L.	$67,000	$59,980	$126,980
Samantha Holroyd	$71,000	$59,980	$130,980
Erin D. Knight	$68,000	$59,980	$127,980
Gustavo Marturet M.	$69,500	$59,980	$129,480
John A. Quelch	$67,000	$59,980	$126,980
John W. Quill (3)	$80,000	$59,980	$139,980
Ashaki Rucker (3) (4)	$45,122	$59,980	$105,102
Oscar Suarez (3)	$83,000	$59,980	$142,980
Millar Wilson (3)	$62,250	$59,980	$122,230
Gustavo J. Vollmer A. (5)	$33,000	—	$33,000

(*)	Amounts rounded to the nearest whole number.

(1)	Represents fees paid in cash for services provided to the Company and/or the Bank as a director, including retainers for board and committee service.

(2)

After the 2023 annual meeting, effective June 7, 2023, all directors except Mr. Vollmer who did not stand for reelection were each awarded 2,892 stock settled restricted stock units. Such restricted stock unit awards will vest on the first anniversary of the date of grant, provided that the grantee remains in continuous service as a director through the annual meeting of shareholders to be held in 2024. The grant date fair value provided in this column was computed in accordance with FASB ASC Topic 718. Refer to Note 1 “Business, Basis of Presentation and Summary of Significant Accounting Policies” and Note 14 “Incentive Compensation and Benefit Plans” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 7, 2024 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.

(3)	Includes fees for service as Chair of a Board Committee; any committee chair rotation is pro-rated accordingly on a monthly basis.

(4)	Ms. Rucker joined the Board on April 17, 2023.

(5)	Mr. Vollmer did not stand for reelection at the 2023 annual meeting.

Director Compensation

The following table provides information about the outstanding share-based equity awards for each director that served the Company in 2023 that was not a named executive officer as of December 31, 2023:

Stock Awards
Number of Shares or Units That Have Not Vested (#)
Pamella J. Dana (1)	2,892
Miguel A. Capriles L. (1)	2,892
Samantha Holroyd (1)	2,892
Erin D. Knight (1)	2,892
Gustavo Marturet M. (1)	2,892
John A. Quelch (1)	2,892
John W. Quill (1)	2,892
Oscar Suarez (1)	2,892
Ashaki Rucker (1)	2,892
Millar Wilson (1)	2,892
Gustavo J. Vollmer A. (2)	—

(1)

Represents a 2,892-stock settled restricted stock units award granted on June 7, 2023 that will vest on the first anniversary of the award, provided that the grantee remains in continuous service through the annual meeting of shareholders to be held in 2024.

(2)	Mr. Vollmer decided to retire from the Board and did not stand for reelection at the 2023 annual meeting and was not awarded any restricted stock units in 2023.

Equity Compensation Plan Information

We currently maintain two equity compensation plans that provide for the issuance of shares of our common stock to our officers, other employees, and directors: (1) the Amerant Bancorp Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), and (2) the 2018 Equity and Incentive Compensation Plan (the “2018 Equity Plan”). The following table sets forth, as of December 31, 2023, certain information related to the foregoing plans under which shares of our Class A Common Stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	487,906	(1)	—(2)	2,847,629	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	487,906		—	2,847,629

(1)

Includes the number of unissued shares subject to outstanding RSU awards to certain executives and other employees and the Company directors as well as the number of unissued shares subject to outstanding PSU awards (assuming target performance) to certain executives that will be settled in Class A Common Stock.

(2)	There is no weighted-average exercise price to report because no options are outstanding under the 2018 Equity Plan and RSUs and PSUs do not have an exercise price.

(3)	Consists of 907,736 shares available under the ESPP, and 1,939,893 shares available under the 2018 Equity Plan.

Proposal 2 — Say-on-Pay

Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires us to provide our shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its NEOs as disclosed in this Proxy Statement.

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Board believes that the Company’s executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and the Company’s short- and long-term performance. The objective of our executive compensation program is to provide compensation that is competitive, variable based on our performance and aligned with the long-term interests of shareholders.

We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of our NEOs. Accordingly, shareholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Amerant Bancorp Inc. approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in the 2024 Proxy Statement.”

Our Board of Directors and our Compensation Committee believe that our commitment to responsible executive compensation practices as demonstrated by the compensation philosophy, policies and procedures as well as the compensation paid to our NEOs as described in the 2024 Proxy Statement justifies a vote by shareholders FOR the resolution approving the compensation of our NEOs.

Your vote on this Proposal 2 is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Company will consider its shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE NEOS OF THE COMPANY.

This proposal requires the favorable vote of the majority of votes cast for approval at the Annual Meeting by holders of our shares of Class A Voting Common Stock.

Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

At the recommendation of the Audit Committee, the Board has appointed RSM US LLP (“RSM”), an independent registered public accounting firm and our independent auditor for the year ended December 31, 2023, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. This will be the fifth year that RSM will serve as our independent registered public accounting firm. The Audit Committee pre-approves any engagement of RSM and has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval.

Representatives from RSM are expected to be present at the Annual Meeting, be available to respond to appropriate questions and have an opportunity to make a statement, if desired. Although shareholder approval of the selection of RSM is not required by law, the Board believes that it is advisable to give shareholders an opportunity to ratify this selection as a good corporate governance practice. If the shareholders fail to ratify the appointment of RSM, the Audit Committee may reconsider the selection.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company for the audit and other services for the fiscal years ended December 31, 2023 and 2022, including expenses (in millions):

	2023	2022
Audit Fees	$1.5	$1.4
Audit-Related Fees	*	*
Tax Fees (1)	0.3	$0.3
All Other Fees	—	—

Total	$1.8	$1.7

*	Less than $100,000.00.

(1)

These tax services are mainly for the preparation of our and our subsidiaries’ annual federal income tax and resident state income tax returns for the tax year ended December 31, 2023 and December 31, 2022.

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services. The Audit Committee considered whether providing non-audit services was compatible with maintaining RSM’s independence.

Audit Fees

Audit fees are fees for professional services for the audit of our annual consolidated financial statements, including reporting required by HUD and FHA lenders (since 2021), audits of subsidiary financial statements, the review of financial statements included in Quarterly Reports on Form 10-Q, proxy statements, registration statements and comfort letters related to offerings and services that are normally rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees.

Tax Fees

Tax fees are fees for professional services rendered by RSM with respect to tax compliance and tax planning.

All Other Fees

All other fees are fees for other services rendered by RSM that do not meet the above category descriptions.

Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for the Company by its independent registered public accounting firm prior to their engagement for such services. To ensure prompt handling of unexpected matters, the Audit Committee has delegated specific pre-approval authority to the chair of the Audit Committee for services subject to the Pre-Approval Policy, provided that the estimated fees for any such services do not exceed $200,000 in the aggregate annually and the services are not prohibited under applicable law. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All RSM services and fees reported under “Independent Registered Public Accounting Firm Fees” were approved according to the procedures described above.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

This proposal requires the favorable vote of the majority of votes cast for approval at the Annual Meeting by holders of our shares of Class A Voting Common Stock.

Questions and Answers about the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board, of proxies to be voted at the Company’s Annual Meeting. You are receiving this Proxy Statement because you were an Amerant Bancorp Inc. shareholder as of the close of business on March 14, 2024 (the “Record Date”). This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders.

When and where is the Annual Meeting?

Date and time	Location
May 8, 2024	Virtual meeting only: www.proxydocs.com/AMTB
8:00 a.m. EDT

The Annual Meeting will be held on Wednesday, May 8, 2024, at 8:00 a.m., Eastern Time. The Annual Meeting will be held in virtual format only through a live video webcast. To attend the Annual Meeting, you must first register at www.proxydocs.com/AMTB. Upon completing the registration, you will receive further instructions via email, including a custom link that will allow you to access the Annual Meeting and submit questions as the meeting is conducted.

How do I attend the Annual Meeting?

You are entitled to participate in the Annual Meeting only if you were a shareholder of record of our common stock on the Record Date, or if you were a beneficial owner of shares of our common stock as of the Record Date and you hold a valid legal proxy for the Annual Meeting.

Please visit www.proxydocs.com/AMTB to register to attend the Annual Meeting and review the Annual Meeting Materials, including this Proxy Statement and the 2023 Annual Report. Shareholders who have registered to attend the Annual Meeting will receive a custom link 15 minutes prior to the meeting, and through the link can attend the Annual Meeting, ask questions and vote their shares. To vote your shares and register to attend the Annual Meeting you will be required to enter a control number, which can be found on your Notice of Internet Availability of Proxy Materials (“Notice”), proxy card, electronic notification or voting instructions included with your proxy materials.

Shareholders of record (shareholders who hold their shares directly with the Company’s transfer agent, Computershare, Inc. (“Computershare”)	Please visit www.proxypush.com/AMTB and enter your 12-digit control number found on the Notice, proxy card or electronic notification included with your proxy materials.

Beneficial owners (shareholders who hold shares through a broker, bank or other nominee)

Please visit www.proxydocs.com/AMTB and enter your control number found on the voting instructions included with your proxy materials. Access to the Annual Meeting website will be available for those who have registered to attend on the day of the Annual Meeting via a custom link sent to the email address used for the registration 15 minutes prior to the meeting. Beneficial owners should check with the intermediary through which they hold their shares to confirm whether they will be required to request and obtain a legal proxy from your intermediary to register and attend the Annual Meeting. Beneficial owners who need to obtain a legal proxy from their intermediary and fail to do so will be able to attend as guests through the instructions provided by their intermediary. If you are required to obtain a legal proxy from your intermediary, please see “How Do I Register in Advance of the Annual Meeting?” below.

How do I register in advance of the Annual Meeting?

While we expect the vast majority of beneficial owners will be able to attend the Annual Meeting, vote their shares and ask questions using the control number received with their proxy materials, as described above, we recommend that beneficial owners confirm this ability with the intermediary through which they hold their shares. If your intermediary does not provide for the ability to access the Annual Meeting using the control number found on the voting instructions included with your proxy materials, you will be required to request a legal proxy from your intermediary to register in advance of the Annual Meeting to participate in the Annual Meeting. You should contact your bank, broker or other nominee for instructions regarding how to obtain a legal proxy.

Questions and Answers about the Proxy Materials and the Annual Meeting

To register, you must submit proof of the legal proxy you obtained from your intermediary reflecting your Amerant Bancorp holdings. Requests for registration should be directed to Mediant – A BetaNXT business (“Mediant”) and be received no later than 12:00 p.m., EDT, on May 3, 2024, at the following:

•	By email: Forward an image of your legal proxy to DSMSupport@mediantonline.com along with your name and email address. Requests for registration must be labeled as “Amerant Legal Proxy”; or

•	By mail: Mediant business, Amerant Legal Proxy, P.O. Box 8016, Cary, NC 27512-9903.

You will receive a confirmation email from Mediant of your registration and a new control number, which will be 12-digits, which will allow you to register to attend the Annual Meeting, vote your shares, and ask questions.

How do I ask questions at the annual meeting?

Questions during the Annual Meeting: Only shareholders of record as of the Record Date that are logged into the virtual meeting as a shareholder may ask questions. Shareholders attending the virtual meeting may submit written questions live during the virtual meeting by clicking, “Enter your question” in the QA box in the upper right-hand corner.

To log into the virtual meeting after successfully registering to attend, please follow the log in instructions included in the email that will be sent to the email address used for your registration 15 minutes prior to the start of the virtual meeting. For registration instructions, please refer to “How do I attend the Annual Meeting?” above.

•

Note: Beneficial owners should check with the intermediary through which they hold their shares to confirm whether it is necessary to obtain a legal proxy to be able to register in advance of the Annual Meeting in order to attend the Annual Meeting. If registration is required, please see “How do I register in advance of the Annual Meeting?” above.

We intend to answer questions upon the adjournment of the formal portion of the Annual Meeting as time permits. Questions must comply with the Conduct of Meeting Guidelines, which will be available in the additional documents section of our virtual meeting site, and be pertinent to the Company, our shareholders and the Annual Meeting matters. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once.

What if I have trouble accessing the Annual Meeting virtually?

On the day of the Annual Meeting and through its conclusion, a support team will be ready to assist shareholders with any technical difficulties accessing and participating in the Annual Meeting. A link on the virtual meeting registration confirmation will provide a FAQ Guide link, and through this link you will be able find assistance in relation to troubleshooting access issues as well as telephone numbers you may call to obtain support.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including (1) the election of directors to serve until the 2025 annual meeting of shareholders, (2) to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers—Say-on-Pay, and (3) the ratification of the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

Who can vote?

Only shareholders of record at the close of business on the Record Date are entitled to notice of and to attend and vote at the Annual Meeting. As of the record date, there were 29,944,520 outstanding shares of our Class A Voting Common Stock. Each share of our Class A Voting Common Stock outstanding on the Record Date will be entitled to cast one vote on each matter to be voted on at the Annual Meeting.

Questions and Answers about the Proxy Materials and the Annual Meeting

How do I vote?

By Mail	Shareholders of record may vote by mail by completing, signing and dating each proxy card received and returning it in the prepaid envelope to P.O. Box 8016, Cary, NC 27512-9903. Shareholders of record submitting their vote by mail should sign their name exactly as it appears on the proxy card. Votes submitted by proxy cards must be received no later than May 7, 2024, the day prior to the Annual Meeting.

By Telephone or via the Internet

Shareholders of record will need the control number included in their Notice or proxy card in order to vote online or by telephone.

By internet: Shareholders of record may vote online at www.proxypush.com/AMTB, 24 hours a day, seven days a week.

By Telephone Shareholders of record may vote by telephone by calling 866-471-3322, 24 hours a day, seven days a week.

Telephone and Internet voting facilities for registered shareholders will be available until 8:00 a.m. Eastern Time on May 8, 2024, with online voting temporarily reinstated during the Annual Meeting.

Beneficial owners: The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. We, therefore, recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction form.

At the Virtual Annual Meeting

Shareholders of record: If you have your control number, you may vote your shares during the virtual Annual Meeting by following the instructions available on the virtual Annual Meeting website. Please visit www.proxydocs.com/AMTB to register to attend the virtual Annual Meeting.

Beneficial owners: If your intermediary does not require registration prior to the annual meeting and you have the control number that was included with your proxy materials, you may vote your shares during the virtual Annual Meeting by following the instructions available on the virtual Annual Meeting website. Please visit www.proxydocs.com/AMTB to register to attend the virtual Annual Meeting. If your intermediary requires registration prior to the annual meeting, see “How do I register in advance of the Annual Meeting?”

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. Votes at the Annual Meeting must be received no later than the closing of the polls.

How can I change or revoke my proxy?

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date.

If you hold shares through a broker, bank or other nominee, you must contact the broker, bank or other nominee to revoke any prior voting instructions.

What constitutes a quorum?

In order for business to be conducted, a quorum must be represented at the Annual Meeting. The majority of all votes entitled to be cast by the holders of the outstanding shares of Class A Voting Common Stock, as applicable, represented as present in the Annual Meeting or by proxy, shall constitute a quorum at the Annual Meeting. Shares represented by a proxy in which authority to vote for any matter considered is “withheld,” a proxy marked “abstain” or a proxy as to which there is a “broker non-vote” (described below) will be considered present at the meeting for purposes of determining a quorum.

Questions and Answers about the Proxy Materials and the Annual Meeting

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Vote Cast*	No
Advisory Approval on Executive Compensation	Majority of Vote Cast**	No
Ratification of RSM US LLP	Majority of Vote Cast**	Yes

*

Any nominee who does not receive a majority of votes cast “for” his or her election shall promptly tender his or her resignation following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Corporate Governance, Nominating & Sustainability Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and publicly disclose its decision. In a contested director election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in the Corporate Governance Guidelines available on our website.

**	These votes are advisory in nature and are not binding on the Company or the Board.

How will my shares be voted at the Annual Meeting?

At the Annual Meeting, the Proxies appointed by the Board of Directors will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement;

•	FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers - Say-on-Pay; and

•	FOR the ratification of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

What is a broker-non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct your intermediary how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote”. In these cases, the broker, bank or other nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, your intermediary has discretionary voting authority under NYSE rules to vote your shares on the ratification of RSM US LLP as our independent registered public accounting firm, even if the broker, bank or other nominee does not receive voting instructions from you. However, your broker, bank or other nominee does not have discretionary authority to vote on the election of Directors or the advisory vote on the compensation of our named executive officers without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What will be the effect of abstentions?

Abstentions will not be counted as votes cast with regard to any proposal. Therefore, abstentions will have no effect on the outcome of any proposal. Abstentions will be counted for the purpose of determining whether a quorum is present.

Is there a list of registered shareholders entitled to vote at the Annual Meeting?

A list of shareholders entitled to vote at the Annual Meeting will be available for inspection upon request of any shareholder at our principal executive offices at 220 Alhambra Circle, Coral Gables, Florida 33134 during the ten days prior to the Annual Meeting, during ordinary business hours. In addition, beginning 15 minutes prior to, and during, the Annual Meeting, a list of shareholders of record will be available for viewing by shareholders registered and admitted to the Annual Meeting for any purpose germane to the meeting at the virtual meeting site.

Questions and Answers about the Proxy Materials and the Annual Meeting

Who will pay for the cost of this proxy solicitation?

The cost of solicitation of the proxies will be borne by us. We have retained Morrow Sodali LLC to assist in soliciting proxies for a fee of approximately $12,500, plus reasonable out-of-pocket expenses. In addition to this solicitation of the proxies, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction regarding the proxy materials.

Additional Information

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board may recommend.

Shareholder Proposals for 2025 Annual Meeting

A shareholder who would like a proposal considered for inclusion in the Company’s proxy statement relating to the Company’s 2025 annual meeting pursuant to Rule 14a-8 under the Exchange Act, must be received by the Corporate Secretary of the Company no later than November 29, 2024 and must otherwise comply with Rule 14a-8. Any shareholder proposals received outside of the Rule 14a-8 procedure for consideration at the Company’s 2025 annual meeting must be received by the Company between January 8, 2025 and February 7, 2025. If, however, the date of the 2025 annual meeting is scheduled for a date more than 30 calendar days from the anniversary date of this year’s Annual Meeting, the shareholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day after public disclosure of the date of such meeting. Such proposals must be addressed to the Corporate Secretary of the Company at 220 Alhambra Circle, Coral Gables, Florida 33134. If the Company does not receive such notice within the time frame described above, the notice will be considered untimely, and the proposal may not be brought. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19(b) under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the shares of the Company’s Class A Voting Common Stock entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.

Request of mailing of Proxy Materials

A copy of our proxy materials for the Annual Meeting will be sent to any shareholder without charge upon written or oral request addressed to Amerant Bancorp Inc., to the attention of the Corporate Secretary, 220 Alhambra Circle, Coral Gables, Florida 33134 or by phone at (305) 460-8728. Any shareholder may also receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, without exhibits, upon written request to the address above.

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go • To: www.proxypush.com/AMTB • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-471-3322 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions MAIL • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Amerant Bancorp Inc. Annual Meeting of Shareholders For Shareholders of record as of March 14, 2024 DATE: Wednesday, May 8, 2024 TIME: 8:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/AMTB for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Gerald P. Plush and Pamella J. Dana (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Amerant Bancorp Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Amerant Bancorp Inc. Annual Meeting of Shareholders Please make your marks like this: X FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect directors to serve until the 2025 annual meeting of shareholders: FOR AGAINST ABSTAIN 1.01 Gerald P. Plush FOR #P2# #P2# #P2# 1.02 Pamella J. Dana FOR #P3# #P3# #P3# 1.03 Miguel A. Capriles L. FOR #P4# #P4# #P4# 1.04 Samantha Holroyd FOR #P5# #P5# #P5# 1.05 Erin D. Knight FOR #P6# #P6# #P6# 1.06 Gustavo Marturet M. FOR #P7# #P7# #P7# 1.07 John W. Quill FOR #P8# #P8# #P8# 1.08 Ashaki Rucker FOR #P9# #P9# #P9# 1.09 Oscar Suarez FOR #P10# #P10# #P10# 1.10 Millar Wilson FOR #P11# #P11# #P11# FOR AGAINST ABSTAIN 2. To approve, on a non-binding, advisory basis, the compensation of the Company’s named FOR executive officers - Say-on-Pay. #P12# #P12# #P12# 3. To ratify the appointment of RSM US LLP as the independent registered public accounting firm of FOR the Company for the fiscal year ending December 31, 2024. #P13# #P13# #P13# Check here if you would like to attend the meeting in person. You must register to attend the meeting online and/or participate at www.proxydocs.com/AMTB Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date